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                                                                   EXHIBIT 10.15

                     DISTRIBUTION AND DEVELOPMENT AGREEMENT

            THIS AGREEMENT (this "Agreement") is made and entered into as of November 15, 2000 (the "Effective Date") by and between STENTOR, INC., a Delaware corporation ("Stentor") and IDX SYSTEMS CORPORATION, a Vermont corporation ("IDX").

                                   WITNESSETH

            WHEREAS, Stentor is in the business of developing and marketing products and services to automate the viewing and archiving of medical images; and

            WHEREAS, IDX, through its Radiology and Imaging Systems Division, has developed products and services to automate the management of radiology practices and departments; and

            WHEREAS, IDX and Stentor desire to develop integration between their current products and services and certain future products and services to be developed by Stentor and IDX to create a comprehensive, state-of-the-art medical image management system, initially applicable to radiology practices, but possibly extended to cardiology, pathology, opthamology, orthopedics, emergency departments and other similar practices that could make use of the system;

            NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

      Capitalized terms used in this Agreement, unless otherwise defined in this Agreement, shall have the meanings ascribed to them on Schedule 1 attached hereto.

2. TERM AND TERMINATION

      2.1   Term. This Agreement shall be in effect for an initial term of five
            (5) years (the "Initial Term") and shall automatically renew for additional, successive two (2) year terms unless earlier terminated by either of IDX or Stentor by giving written notice of such party's election not to renew this Agreement not later than one (1) year prior to the expiration of the Initial Term or six (6) months prior to the expiration of any then current successive term.

      2.2 Termination. Notwithstanding the provisions of Section 2.1, this Agreement may be terminated:

            2.2.1 by Stentor if IDX shall have defaulted under or breached any material term of this Agreement and shall not have cured such breach within one hundred twenty (120) days after receiving written notice from Stentor specifying the nature of such default or breach; or

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            2.2.2 by IDX if Stentor shall have defaulted under or breached any material term of this Agreement and shall not have cured such breach within one hundred twenty (120) days after receiving written notice from IDX specifying the nature of such default or breach; or

            2.2.3 by either party upon receipt of a notice from the other party that such other party requires a composition or other similar arrangement with creditors, files for bankruptcy or is declared bankrupt.

      2.3   Termination of Restrictions.

            2.3.1 Stentor may elect to terminate Section 6.1.1, as its sole and exclusive remedy in lieu of any damages under this Agreement, if:

                  2.3.1.1 a Material Adverse Change occurs with respect to II)X;
                          or

                  2.3.1.2 IDX fails, for any two (2) consecutive calendar years, to meet the minimum sales goals of sales of the MIMS System to IDXrad Customers or LastWord Customers set forth in Exhibit C and as may be agreed to and set forth in the Marketing Plan.

            2.3.2 If IDX fails after March 31, 2002, to meet the mutually agreed to goals of sales of the MIMS System to IDXrad Customers for a calendar quarter as set forth in the Marketing Plan and does not cure such failure by the end of the next calendar quarter by licensing a MIMS System to that number of IDXrad Customers equal to the sum of the number of IDXrad Customers by which IDX missed the goal plus the goal for the subsequent calendar quarter, then Stentor may elect to terminate Section 6.1.1(ii), as its sole and exclusive remedy in lieu of any damages under this Agreement

            2.3.3 If any of [**] is acquired, becomes Controlled by, obtains
                  Control of, or becomes under common Control with a Person that is or becomes authorized to be a distributor of the MIMS System by Stentor as permitted under this Agreement, and such company demonstrates its intention to permanently cease doing business under or market its products under a name or mark similar to [**], as applicable, then Stentor may terminate
                  Section 6.1.1(ii) only with respect to [**] as applicable.

            2.3.4 IDX may elect to terminate Section 6.1.2, as its sole and exclusive remedy in lieu of any damages under this Agreement, if:

                  2.3.4.1 a Material Adverse Change occurs with respect to
                          Stentor; or

                  2.3.4.2 IDX fails, for any two (2) consecutive calendar years, to meet the minimum sales goals of sales of the MIMS System to IDXrad

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                          Customers or LastWord Customers set forth in the
                          Exhibit C and as may be agreed to and set forth in the Marketing Plan.

      2.4 Change of Control. If Stentor shall sell all or substantially all of its assets or IDX shall sell all or substantially all of the assets of its Radiology Information Systems Division business, then upon the election of the other party, the party selling its assets shall be obligated to assign this Agreement to the successor to its assets and to cause such successor to assume its performance under this Agreement. Regardless of whether this Agreement is assigned, the party not selling its assets may elect to terminate the Agreement upon not less than eighteen (18) months prior written notice.

      2.5 Effect of Termination; Survival. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination, except for their respective obligations to provide support services to existing customers under Section 8.1, and such termination shall be without liability to the terminating party; provided, however, that the obligations of the parties set forth in Sections 8.1, 9.1, 9.2, 10.1
            - 10.21 hereof shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Section 2.5 shall relieve Stentor or IDX of any liability for a breach of this Agreement. Furthermore, termination of this Agreement shall not affect i) any license or subscription rights granted by either party prior to such termination or ii) a party's right to continue providing services pursuant to customer agreements entered into prior to such termination, provided, however, that each party shall continue to make payments pursuant to Section 7.

      2.6 Intellectual Property. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Code"), licenses to rights to "intellectual property" as defined in the Code. A party receiving such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a party under the Code, the other party shall be entitled to retain all of its rights under this Agreement.

3. OPERATIONAL MANAGEMENT

      Stentor and IDX shall each appoint an executive with the title of vice president or higher to oversee performance under this Agreement. These two executives shall meet not less frequently than once each calendar quarter during the Initial Term (and more frequently as needed) and shall produce not later than five (5) business days after the end of each such calendar quarter a written report to the boards of directors of IDX and Stentor setting forth in detail:

      3.1 the accomplishments of Stentor and IDX during the preceding calendar quarter in performing this Agreement;

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      3.2   plans for managing the relationship between IDX and Stentor during the next calendar quarter;

      3.3   any items of dispute or disagreement between IDX and Stentor;

      3.4 plans for resolving any dispute or disagreement between DX and Stentor;

      3.5 any changes proposed to be made to the Marketing Plan or Development Plan; and

      3.6   such other items as may be deemed appropriate by such executives.

4. PRODUCT DEVELOPMENT

      4.1   Product Development.

            4.1.1 Development of the MIMS System. It is the goal of this
                  Agreement that the parties shall use their commercially reasonable efforts to develop a comprehensive, state-of-the-art medical image management system for radiology practices and departments with functionality and features substantially equivalent or superior to any competitive medical image management system available during the term of this Agreement. To accomplish that goal, Stentor and IDX shall carry out their obligations to develop the MIMS System pursuant to the Development Plan. A party's material failure to deliver a minimum development requirement (as set forth on Exhibit A) by a milestone set forth in the Development Plan shall constitute a material breach of this Agreement.

            4.1.2 Joint Testing. The parties shall cooperate to jointly test any software used in connection with the MIMS System to ensure the functionality of such software prior to distribution thereof to any customer.

            4.1.3 Development Plan. Within thirty (30) days of the Effective
                  Date, IDX and Stentor shall mutually develop the Development Plan, which shall contain minimum development requirements described on the Development Plan Outline, attached hereto as Exhibit A. IDX and Stentor shall update the Development Plan every calendar quarter during the term of this Agreement unless earlier updated as necessary to maintain the commercial reasonableness thereof. The Development Plan, as updated from time to time, shall describe activities and responsibilities for one-year periods initially commencing on the Effective Date. Not later than three (3) months prior to the expiration of the initial one-year term of the Development Plan, and thereafter not later than three (3) months prior to the expiration of each successive one-year period, the parties shall commence work on a revised Development Plan for the following one-year period. The Development Plan, as updated from time to time, including updating of the minimum development requirements, shall be executed by the parties and shall become subject to this Agreement.

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                  Should the parties have failed to agree upon and execute a revised or updated Development Plan at the time of the expiration of the then current Development Plan, the parties shall continue to perform under the terms of the then current Development Plan until such time as the parties shall agree upon a revised Development Plan. Notwithstanding anything contained herein or in any Development Plan to the contrary, at all times during the Term, Stentor shall continue to fund the development and support of the iSite Viewer, iDiagnostic Viewer and iVault products as provided in the Development Plan as initially adopted, and DX shall continue to develop and support Imaging Suite, ConnectR, and the Imaging Suite Lite Version as provided in the Development Plan as initially adopted.

            4.1.4 Early Releases and Testing. DX and Stentor shall deliver to each other for testing, development and integration purposes only, copies of the earliest test releases of all development deliverables provided for in the Development Plan prior to delivery thereof to any other customers or Distribution Partners.

            4.1.5 Demonstration Products. Each party shall develop demonstration versions of its products for use in selling its products to the other party's customers and prospects.

            4.1.6 Resolution of Programming Errors. Stentor shall be responsible for correcting all programming errors in Stentor Products, and IDX shall be responsible for correcting all programming errors in IDX Products. The Development Plan shall designate Stentor and IDX personnel to coordinate the resolution of any programming errors. To accomplish this goal, Stentor and IDX agree to resolve programming errors as follows:

                  Category 1 Programming Error: A Category 1 Programming Error is an error that causes the software to fail to operate. If a category 1 programming error occurs in the MIMS System software, IDX and Stentor agree to conduct a conference call in an effort to resolve the error as soon as possible but no later than one business day.

                  Category 2 Programming Error: A Category 2 Programming Error is an error that substantially affects the proper operation of the main functions of the MIMS System software but does not cause the software to fail to operate. If a Category 2 Programming Error occurs, IDX and Stentor agree to conduct a conference call in an effort to resolve the error as soon as possible but no later than one week.

                  Category 3 Programming Error: A Category 3 Programming Error causes the software to function incorrectly under a particular set of circumstances, although the error does not substantially affect the proper operation of the main functions of the MIMS System. If a Category 3

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                  Programming error occurs, the party responsible for the
                  programming error agrees to eliminate the programming error in the next software update of the MIMS System.

5. LICENSES AND OWNERSHIP

      5.1 Ownership; In General. Except for the rights expressly granted herein to Stentor, IDX reserves and retains all right, title and interest (including without limitation patents, trade secrets and copyrights) in the IDX Products, and all customizations, additions, modifications, changes, enhancements, improvements, and derivative works thereof made by IDX or on behalf of IDX, and all rights therein and copies thereof. Except for the rights expressly granted herein to IDX, Stentor reserves and retains all right, title and interest (including without limitation patents, trade secrets and copyrights) in the Stentor Products, and all customizations, additions, modifications, changes, enhancements, improvements, and derivative works thereof made by Stentor, or on behalf of Stentor, and all rights therein and copies thereof

      5.2 Ownership to works created under the Development Plan. Any Intellectual Property developed by Stentor and any derivative works of Stentor Products, whether developed by Stentor, IDX or a contractor of either party, pursuant to the Development Plan shall be owned by Stentor. Any Intellectual Property developed by IDX and any derivative works of IDX Products, whether developed by Stentor, IDX or a contractor of either party, pursuant to the Development Plan shall be owned by IDX. Any Intellectual Property jointly developed by IDX and Stentor pursuant to the Development Plan shall be jointly owned by IDX and Stentor and each of IDX and Stentor shall be free to use such Intellectual Property without interference from the other party and without any obligation to pay any royalties or account for any profits, except as otherwise provided for in this Agreement. Notwithstanding the foregoing, the parties shall jointly own any and all patent rights to any work created pursuant to the Development Plan that combines at least one component of the IDX Products and one component of the Stentor Products and shall cooperate in the filing of any application(s) related to such rights, including, without limitation, the choice of counsel to prosecute such application(s). Nothing in this Agreement shall require either party to create any Intellectual Property not a part of the MIMS System. If either party creates any Intellectual Property that is not a part of the MIMS System, but may be used in connection with the MIMS System without the material assistance of the other party, the creating party shall own any and all patent rights to the combination of such Intellectual Property and the MIMS System, and such patent rights shall not be licensed to the other party under this Agreement except by written amendment hereto executed by both parties; provided that each party hereby agrees that if it offers to license the right to resell or sublicense any such Intellectual Property and the patent rights, if any, thereto, to any Person, it shall offer to license the right to resell or sublicense such Intellectual Property and patent rights, if any, to the other party on the most favorable terms offered to any other Person.

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      5.3   IDX Products.

            5.3.1 IDX hereby grants to Stentor a non-exclusive, non-transferable
                  (except as provided in Sections 2.4 and 10.14) term license to market and sublicense, and in connection therewith to sell, offer for sale, copy, use, distribute, perform, display, modify, make derivative works of and Merge, the IDX Products, in whole or in part, only as they may be Merged into the MIMS System, and only to Persons that are not Stentor License Exclusion Customers. Stentor License Exclusion Customers include all IDXrad Customers and LastWord Customers except:
                  (i) any IDXrad Customer or LastWord Customer that is a Pre-existing Stentor Customer; (ii) any IDXrad Customer or LastWord Customer that does not use IDXrad or LastWord as their primary radiology information system or primary clinical information system, respectively; and (iii) any IDXrad Customer or LastWord Customer that becomes a Stentor Customer prior to becoming an IDXrad Customer or LastWord Customer. Notwithstanding the limited scope of this license, Stentor may communicate with, and demonstrate, perform and display the MIMS System to, Stentor License Exclusion Customers to make them aware of the availability of the MIMS System from IDX and to provide information to Stentor License Exclusion Customers regarding the MIMS System. Stentor License Exclusion Customers that exist as of the Effective Date are listed on the initial Stentor License Exclusion Customer List, attached hereto as Exhibit B. IDX shall provide an updated Stentor License Exclusion Customer List to Stentor within fifteen (15) days of the end of each calendar quarter. If the parties determine that any customers not listed on the initial Stentor License Exclusion Customer List meet the definition of a Stentor License Exclusion Customer, then any such customers shall be added to the Stentor License Exclusion Customer List, or if the parties determine that any customers listed on the initial Stentor License Exclusion Customer List do not meet the definition of a Stentor License Exclusion Customer, then any such customers shall be removed from the Stentor License Exclusion List.

            5.3.2 IDX also hereby grants to Stentor a non-exclusive,
                  non-transferable (except as provided in Sections 2.4 and 10.14) term license to sublicense one or more Distribution Partners to market and sublicense, and in connection therewith to sell, offer for sale, copy, use, distribute, perform, and display, the IDX Products, in whole or in part, only as they may be Merged into the MIMS System, to any Person, including Stentor License Exclusion Customers.

      5.4 Stentor Products. Stentor hereby grants to DX a non-exclusive, non-transferable (except as provided in Sections 2.4 and 10.14) term license to market and sublicense (including through one or more Distribution Partners acceptable to Stentor), and in connection therewith to sell, offer for sale, copy, use, distribute, perform, display, modify, make derivative works of and Merge, the Stentor

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            Products, in whole or in part, only as they may be Merged into the
            MIMS System. From the Effective Date until December 31, 2001, Stentor's license granted to IDX in Section 5.4 only extends to IDXrad Customers and LastWord Customers. IDXrad Customers and LastWord Customers that exist as of the Effective Date are listed on the initial IDXrad and LastWord Customer List, attached hereto as Exhibit B. Any Person that becomes an IDXrad Customer or LastWord Customer during the Term shall be added to the IDXrad and LastWord Customer List. After December 31, 2001, Stentor's license granted to IDX in Section 5.4 extends to any Person. IDX shall provide an updated IDXrad and LastWord Customer List to Stentor within fifteen
            (15) days of the end of each calendar quarter. If the parties determine that any customers listed on the initial IDXrad and LastWord Customer List fail to meet the definition of an IDXrad Customer or LastWord Customer, then such customers shall be removed from the IDXrad and LastWord Customer List, or if any customers not listed on the initial IDXrad and LastWord Customer List do meet the definition of an IDXrad Customer or LastWord Customer, then such customers shall be added to the IDXrad and LastWord Customer List.

      5.5 Territory. This Agreement and the licenses granted hereunder shall apply to the parties only in the [**] (the "Territory"); provided that, notwithstanding any restriction to the contrary in this Agreement, Stentor may enter into an Agreement with another Person to Provide a medical imaging management system for radiology practices and departments (that is not the MIMS System) in the [**] if (i) it is necessary for Stentor to do so in order for Stentor to enter into an agreement encompassing other [**] countries that are not at that time included in the Territory and (ii) Stentor offers IDX the same terms offered any other Person in the [**] if such terms are more favorable than the terms offered hereunder. Neither party may distribute or sell the MIMS System in any country not included in the Territory without the written consent of the other, which shall not be unreasonably withheld. If a party desires to extend the Territory to another country, it shall give the other party written notice of its request to do so. The party requested to extend the Territory to another country shall have one month from the date of its receipt of such written notice to elect to extend its performance and six months from such election to implement any development or business requirements necessary to extend its performance under this Agreement to such country. If a party withholds its consent, then the other party may enter into an agreement with any other Person with respect to the development and distribution and sale of a system similar to the MIMS System in such country; provided that this Agreement shall remain in full force and effect in the Territory.

      5.6   Expansion of Licenses.

            5.6.1 If Stentor notifies IDX that a Stentor License Exclusion
                  Customer is interested in licensing a MIMS System, but not from IDX, then a representative of Stentor's senior management who is at least a Vice President and a representative of IDX's senior management who is at least

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                  a Vice President shall jointly contact that Stentor License
                  Exclusion Customer in regard to licensing a MINIS System. If the Stentor License Exclusion Customer does not express an interest in licensing a MIMS System from IDX within thirty
                  (30) days of such joint contact, as determined by a subsequent joint contact by the Stentor and IDX representatives, then such customer shall not be considered an Stentor License Exclusion Customer for purposes of the limitation on the license granted to Stentor in Section 5.3.1 of this Agreement.

            5.6.2 If at the end of any calendar year the number of IDXrad
                  Customers that became IDXrad Customers in that year that have also licensed a MIMS System is less than [**] percent [**]% of the total number of IDXrad Customers that became IDXrad Customers in that year, then the new IDXrad Customers that have not also licensed a MIMS System shall not be considered Stentor License Exclusion Customers for purposes of the limitation on the license granted to Stentor in Section 5.3.1 of this Agreement.

            5.6.3 If, prior to December 31, 2001, IDX notifies Stentor that a
                  Person that is neither an IDXrad Customer or LastWord Customer is interested in licensing a MIMS System, but not from Stentor, then a representative of Stentor's senior management who is at least a Vice President and a representative of IDX's senior management who is at least a Vice President shall jointly contact that prospect in regard to licensing a MIMS System. If the prospect does riot express an interest in licensing a MIMS System from Stentor within thirty (30) days of such joint contact, as determined by a subsequent joint contact by the Stentor and IDX representatives, then the license granted to IDX pursuant to Section 5.4 shall extend to such prospect

6. MARKETING OF THE MIMS SYSTEM

      6.1   Certain Restrictions on Marketing Rights.

            6.1.1 Restrictions on Stentor. Stentor shall not (i) Provide to any
                  Person located in the Territory a medical imaging management system for radiology practices or departments other than the MIMS System; or (ii) authorize or license [**], or the successor of any of them, to Provide the MIMS System or the Stentor Products in the Territory. If in a particular instance, the use of ConnectR in the MIMS System as a means to provide data exchange between the MIMS System and a non-IDX system would be technologically impractical, then Stentor may modify the MIMS System in such instance to use a component other than ConnectR as a means to provide such data exchange. The restriction set forth in this Section 6.1.1(i) shall not apply to (a) Stentor's sale or license of the Stentor Component Technology to the extent that the Stentor Component

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                  Technology is not used in a medical imaging management system that includes substantially similar functionality to the MIMS System or (b) Stentor's sale or license to non-IDXrad Customers and non-LastWord Customers of a version of iSite that contains only the workflow, worklist and API functionality of the current iSite version 1.1.1 offering (i.e. it shall contain no third party vendor workflow or reconciliation built into iSite), and that cannot be used by a third party to build functionality competitive to the MIMS System other than the functionality substantially similar to that contained in the current iSite version 1.1.1.

            6.1.2 Restrictions on IDX. IDX shall not (i) Provide to any Person located in the Territory a medical imaging management system for radiology practices or departments other than the MIMS System, except that this restriction shall not prohibit IDX from cooperating with any Person that Provides products and services similar to the Stentor Products for the purpose of deploying such products and services to implement a medical imaging management system, on a case-by-case basis to any IDXrad Customer or LastWord Customer, including without limitation by development of data exchange or interfaces, if such IDXrad. Customer or LastWord Customer requests IDX to do so; (ii) Provide Imaging Suite to any Person in the Territory except (A) IDXrad Customers or LastWord Customers and (B) IDX Customers other than IDXrad Customers and LastWord Customers to enable other IDX products to distribute medical images, if only a subset of the components of Imaging Suite is used and the subset of components operates as a background service, such that there is no display of the Imaging Suite brand to the customer; or (iii) market the MIMS System except through IDX's RISD sales organization or with the active involvement of a member of IDX's RISD sales organization in any creation of a sales quote, configuration, or sales demonstration.

            6.1.3 Imaging Suite Workflow Engine. The restrictions contained in
                  Section 6.1.2 shall not apply to the "workflow engine" component of the Imaging Suite when used or licensed by IDX separate from the other components of Imaging Suite as Merged with any other MX application and without the display of the Imaging Suite brand.

      6.2   Marketing Plan; Joint Marketing Duties.

            6.2.1 Marketing Plan. Within thirty (30) days of the Effective Date,
                  IDX and Stentor shall mutually develop and, during the Term, shall regularly update a marketing plan for marketing the MIMS System in general (the "Marketing Plan"). The Marketing Plan shall obligate IDX to make commercially reasonable efforts to make presentations about the MIMS System to appropriate representatives of all of IDX's IDXrad Customers and LastWord Customers before December 31, 2001, and shall describe detailed activities and responsibilities (including without limitation, with respect to implementation) and sales forecasts over the initial two-year

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                  period of this Agreement, but shall be updated not less
                  frequently than every three (3) months. Not less than three
                  (3) months prior to the expiration of the initial two-year period, and thereafter three (3) months prior to the expiration of each successive two-year period of the Initial Term, the parties shall commence work on a revised Marketing Plan for the following two-year sales forecast period. The initial and each revised two-year Marketing Plan shall be executed by the parties and shall be subject to the terms of this Agreement. Should the parties have failed to agree upon and execute a revised Marketing Plan at the time of the expiration of the then current Marketing Plan, the parties shall continue to perform under the terms of the then current Marketing Plan until such time as the parties shall agree upon a revised Marketing Plan. When marketing the MIMS System to IDXrad Customers and LastWord Customers, IDX shall be responsible for hardware used during any pilot period offered by IDX. The Marketing Plan shall include sales goals for sales of the MIMS System to IDXrad Customers as set forth on Exhibit C.

            6.2.2 Joint Marketing Materials. At their joint expense, shared equally, Stentor and IDX shall develop and produce product marketing documentation and materials similar in kind and quality to that currently provided by Stentor and DX to their respective sales prospects for the purpose of promoting and marketing the M]MS System.

            6.2.3 User Groups and Trade Shows. Stentor shall provide for featured participation by IDX at Stentor's user group meetings involving the Stentor Products, and IDX shall provide for featured participation by Stentor at IDX's user group meetings involving the IDXrad and LastWord products. In accordance with the Marketing Plan, Stentor and IDX shall publicize the alliance created hereby at appropriate trade shows.

            6.2.4 Non-revenue Arrangements. IDX and Stentor shall each cooperate with the other on any non-revenue generating implementations of the MIMS System for public relations or research purposes, provided that neither party shall be obligated to provide any implementation or support services for a non-revenue generating implementation initiated by the other party.

      6.3 Use of Stentor Names and Marks. IDX may use the following names and marks in all customer communications pertaining to the marketing, support and distribution of the MIMS System and in accordance with Stentor's reasonable branding standards in effect from time to time:
            Stentor, iSite, iSyntax, and DTS. IDX shall use the mark "Stentor" and applicable Stentor Product marks, without alteration of the graphical representation of such marks specified by Stentor, in connection with all sales of the MIMS System containing any Stentor Products in addition to any other marks or tradenames that IDX chooses to use in connection with the MIMS System. Stentor shall provide to IDX, for IDX's use in accordance with this Section, additional proprietary trademarks, as developed, for the Stentor Products.

      6.4 Use of IDX Names and Marks. Stentor may use the following names and marks in all customer communications pertaining to the marketing, support and distribution of the MIMS System and in accordance with IDX's reasonable branding standards in effect from time to time:
            Imaging Suite and ConnectR. Stentor shall use the mark "Imaging Suite", without alteration of the graphical representation of such mark specified by IDX, in connection with all sales of the MIMS System and Stentor Products containing the Imaging Suite in addition to any other marks or tradenames that Stentor chooses to use in connection with the MIMS System and Stentor Products. IDX shall provide to Stentor, for Stentor's use in accordance with this Section, additional proprietary trademarks, as developed, for the IDX Products.

      6.5 License Terms. Each party shall have the authority, to the extent expressly provided in this Agreement, to market, sell, resell and distribute the MIMS System pursuant to its own terms and conditions so long as such terms and conditions contain provisions as protective of the other party as those set out in Exhibit D. Each party shall obligate its Distribution Partners to license the MIMS System under terms that are protective as those set forth in Exhibit D.

7. COMPENSATION

      7.1 Compensation; Payment. IDX and Stentor shall be entitled to compensation for their respective licensing to the other of their respective rights and technology incorporated into the MIMS System as set forth in Exhibit E. The Royalties set forth in Exhibit E only apply to the MIMS System. Stentor hereby warrants that the compensation retained by or paid to any Person authorized by Stentor to distribute the MIMS System shall not exceed [**]% of Net Revenue for an existing customer of the Person and [**]% of Net Revenue for other customers.

      7.2 Payments. Any payment to be made by a party pursuant to this Agreement shall be made no later than sixty (60) days after payment is due from the customer on which the payment is based, and shall be made by delivery of a check, payable to the order of the party entitled to payment or by wire transfer of immediately available funds to an account designated by such party.

      7.3 Late Fees. Each party agrees to pay late fees equal to one and one-half percent (1 1/2%) per month on all amounts due but not paid within the time provided in Section 7.2.

      7.4   Certification; Independent Auditor. Not later than the fifteenth
            (15th) day after the end of each calendar quarter, each party shall deliver to the other a statement setting forth the customers to which the MIMS System was licensed in such quarter and the calculation of the payments due for the previous quarter, or if none so stating, and signed by an executive officer of the party furnishing the statement. Stentor and DX agree to permit the other party, annually at its own expense, to engage a mutually acceptable independent auditor to confirm the accuracy of any payments made under this Agreement. Stentor and MX each agree to maintain books and records of its sales required to conduct such audit and to cooperate with the independent auditor in auditing such books and records.

8. SERVICES

      8.1 Customer Implementation and Support Services. Each of IDX and Stentor shall implement the MIMS System for their respective customers without the assistance of the other. Stentor and MX shall each provide to the other party reasonable assistance in the distribution of hardware from. those hardware manufacturers with which they each have reseller or distributor relationships so long as doing so does not violate the applicable reseller or distributor agreement or applicable law. IDX shall provide the first line of support for all customers to which IDX has sold the MIMS System, provided that Stentor shall provide the second line of support for any issue requiring access to or modification of the Source Code to any Stentor Product. Stentor shall provide the first line of support for all customers to which Stentor has sold the MIMS System, provided that IDX shall provide the second line of support for any issue requiring access to or modification of the Source Code to any DX Product. Stentor and IDX shall each comply with the other party's implementation requirements with respect to the other party's products and each shall use commercially reasonable efforts to provide support for its products in accordance with its internal support procedures. IDX and Stentor shall each provide the other sufficient training to ensure proper implementation of each party's component portions of the MIMS System.

      8.2 Service Quality. All support services provided by either party shall be performed in a good and workmanlike manner and consistent with standards generally applicable in the healthcare clinical information systems industry and consistent with the reasonable and customary support standards maintained in the healthcare clinical information systems industry.

      8.3   Uptime Performance Guarantee.

            8.3.1 Stentor Uptime Performance Guarantee. After March 31, 2001, if
                  Stentor elects to offer an "uptime performance guarantee" and a defect in an IDX Product is the sole cause of "unscheduled downtime" (as defined in the Stentor Uptime Performance Guarantee attached hereto as Exhibit F), then DX shall use its commercially reasonable efforts to cure such defect. IDX's obligation to use its commercially reasonable efforts to cure such defect shall be Stentor's sole and exclusive remedy, in lieu of any damages that might be caused by breach of this Agreement arising from or related to unscheduled downtime caused by a defect in an IDX Product.

            8.3.2 IDX Uptime Performance Guarantee. If IDX elects to offer an
                  "uptime performance guarantee" substantially equivalent to the Stentor Uptime Performance Guarantee, and a defect in a Stentor Product is the sole cause of "unscheduled downtime" (as defined in the IDX uptime performance guarantee), then Stentor shall use its commercially reasonable efforts to cure such defect. Stentor's obligation to use its commercially reasonable efforts to cure such defect shall be Stentor's sole and exclusive remedy, in lieu of any damages that might be caused by breach of this Agreement arising from or related to unscheduled downtime caused by a defect in an Stentor Product.

      8.4 Reference Sites. IDX agrees to introduce Stentor to Stentor License Exclusion Customers reasonably acceptable to both IDX and Stentor so that Stentor may request that such customers act as reference sites for the MIMS System for potential Stentor MIMS System prospects.

9. WARRANTIES

      THE PARTIES MAKE THE FOLLOWING REPRESENTATIONS AND WARRANTIES, ALL OF WHICH SHALL BE FOR AND COMPLETE AS OF THE EFFECTIVE DATE AND THE DATE OF ANY AND ALL DELIVERIES HEREIN. EXCEPT FOR THE EXPLICIT WARRANTIES MADE IN THIS AGREEMENT, THERE ARE NO WARRANTIES MADE BY EITHER PARTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND TITLE.

      9.1   IDX Warranties.

            9.1.1 Encumbrances. The IDX Products shall be free and clear of all liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever which might affect or adversely impact on Stentor's use of the IDX Products as permitted under this Agreement.

            9.1.2 Ownership; Right to License. IDX owns or otherwise has adequate rights to make the grants of the licenses to the IDX Products to Stentor hereunder and possesses all rights and interests in the IDX Products necessary to enter into this Agreement; provided that Stentor acknowledges that licenses to certain products of Microsoft, Oracle and Amzi used with the IDX Products must be obtained directly by Stentor or customers to which Stentor sells the MIMS System.

            9.1.3 No Infringement. IDX Products and all components thereof do not infringe upon the intellectual property rights, including without limitation the patent, copyright, trademark or trade secret rights, of any third parties. The sole and exclusive remedy for breach of this warranty shall be as set forth in
                  Section 10.6.

            9.1.4 Functional Performance. The DX Products shall perform substantially as described in their documentation.

            9.1.5 Anti-Virus Testing. IDX represents and warrants that the IDX
                  Products will be tested prior to shipping for known computer viruses in accordance with commercially reasonable industry standards, including the use of industry standard anti-virus detection software, and IDX represents and warrants that the IDX Products shall be free of viruses.

      9.2   Stentor Warranties.

            9.2.1 Encumbrances. The Stentor Products shall be free and clear of all liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever which might affect or adversely impact on IDX's use of the Stentor Products as permitted under this Agreement.

            9.2.2 Ownership; Right to License. Stentor owns or otherwise has adequate rights to make the grants of the licenses to the Stentor Products to IDX hereunder and possesses all rights and interests in the Stentor Products necessary to enter into this Agreement.

            9.2.3 No Infringement. Stentor Products and all components thereof do not infringe upon the intellectual property rights, including without limitation the patent, copyright, trademark or trade secret rights, of any third parties. The sole and exclusive remedy for breach of this warranty shall be as set forth in Section 10.6.

            9.2.4 Functional Performance. The Stentor Products shall perform substantially as described in their documentation.

            9.2.5 Anti-Virus Testing. Stentor represents and warrants that the
                  Stentor Products will be tested prior to shipping for known computer viruses in accordance with commercially reasonable industry standards, including the use of industry standard anti-virus detection software, and Stentor represents and warrants that the Stentor Products shall be free of viruses.

10. MISCELLANEOUS

      10.1  Confidentiality.

            10.1.1 Confidential Information. Each of IDX and Stentor will receive or learn from, information, both orally and in writing, concerning the business of Stentor or IDX, respectively, including, without limitation, financial, technical and marketing information, data, and information related to the development of technology and services relating to business plans, customers, and markets, which information is deemed, in the case of Stentor, proprietary to Stentor and, in the case of IDX, proprietary to DX. Both parties hereby agree, as set forth below, to protect such information, whether furnished before, on or after the date of this Agreement, as it protects its own similar confidential information, but never less than by commercially reasonable efforts, and not to disclose such information to anyone except as otherwise provided for in this Agreement. Such information, in whole or in part, together with analyses, compilations, programs, reports, proposals, studies or any other documentation prepared by the parties, as the case may be, which contain or otherwise reflect or make reference to such information, is hereinafter referred to as "Confidential Information". Each party hereby agrees that the Confidential Information will be used solely for the purpose of this Agreement and not for any other purpose. Each party further agrees that any Confidential Information pertaining to the other party is the sole and exclusive property of such other party, and that the receiving party shall not have any right, title, or interest in or to such Confidential Information except as expressly provided in this Agreement. Each party further agrees to protect and not to disclose to anyone (except as provided in this Agreement) for any reason Confidential Information pertaining to the other party; provided, however, that: (a) such Confidential Information may be disclosed to the receiving party's respective officers, directors, employees, agents, or representatives (collectively, "Representatives") on a "need to know" basis for the purpose of this Agreement on the condition that (i) each of such Representatives will be informed by the receiving party of the confidential nature of such Confidential Information and will agree to be bound by the terms of this Agreement and not to disclose the Confidential Information to any other person and (ii) each party agrees to accept full responsibility for any breach of this Section 10.1.1 by its respective Representatives; and (b) Confidential Information pertaining to the other party may be disclosed upon the prior written consent of the other party. Each party hereby agrees, upon the request of the other party, to promptly deliver to the other party at the other party's cost the Confidential Information pertaining to such other party, without retaining any copies thereof. Specifically and without limitation, each party agrees to notify the other party promptly in writing upon any officer or director learning of any unauthorized disclosure or use of the Confidential Information.

            10.1.2 Non-Confidential Information. The term "Confidential
                  Information" shall not include any information: (i) which at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the receiving party); (ii) is independently developed by the receiving party, without reference to or use of, the Confidential Information of the other party; (iii) was known by the receiving party as of the time of disclosure without a breach of confidentiality; (iv) is lawfully learned from a third party not under obligation to the disclosing party; or (v) is required to be disclosed pursuant to a subpoena, court order or other legal process, whereupon the receiving party shall provide prompt written notice to the other party prior to such disclosure.

            10.2 No-Solicitation. During the first year of the term of this Agreement; neither party, nor any Affiliate within its Control, shall solicit to hire any individual who had been in the employ of the other party or any of the other party's Affiliates until such time as one (1) year has passed since such individual was in the employ of the other party.

            10.3 Regulatory Matters. Each party shall adopt, implement, and maintain appropriate and compliant policies, procedures, and practices necessary to comply with laws and regulations (including without limitation the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the Federal Food, Drug and Cosmetic Act (the "FDA Act")) applicable to it in its business and applicable to it as a business partner of a customer of the other to whom products or services are provided under this Agreement. The parties agree to amend this Agreement to contain any provisions necessary to be included as a result of such business partner status. Each party agrees to timely develop and include in its respective products covered by this Agreement the functionality required to support the minimum necessary standards applicable users of its products as required by HIPAA.

            10.4 No Consequential Damages. In no event shall either party or any Affiliate of either party be liable hereunder for any consequential, special, incidental, punitive or indirect damages (including without limitation loss of profit, revenue, business opportunity or business advantage), whether based upon a claim or action of tort, contract, warranty, negligence, strict liability, breach of statutory duty, or any other legal theory or cause of action, even if advised of the possibility of such damages.

            10.5 Limitation of Liability. Neither party shall be liable to the other for damages or costs under this Agreement in excess of payments received from the other under this Agreement; provided that this limitation shall not apply to either party's indemnification obligation pursuant to Section 10.6(iii), and further provided that the limitation of liability applicable to either party's indemnification obligation pursuant to Section 10.6(i) shall be an aggregate of Ten Million Dollars ($10,000,000) and each party shall carry liability insurance against all risks sufficient to cover such indemnification obligation. Each party must provide certificates of such insurance coverage upon request of the other and shall not change or alter such coverage without notice to the other party.

            10.6 Indemnification. Each party (an "Indemnifying Party") will indemnify the other party, its officers, employees, and agents (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against, and hold each Indemnified Party harmless from, all claims, suits, judgments, losses, damages, fines or costs (including reasonable legal fees and expenses) ("Losses") resulting from any claim, suit, or demand by any third party ("Third Party Claim") for injuries to or deaths of persons or loss of or damage to property arising out of: (i) the Indemnifying Party's products or services as marketed by the Indemnified Parties, unless the Indemnified Parties shall have acted outside the scope of their rights under this Agreement; (ii) the Indemnifying Party's performance or willful misconduct of the Indemnifying Party, its employees, officers, or agents in connection with the Indemnifying Party's performance, of this Agreement, except to the extent caused by the negligence of any Indemnified Party, and (iii) that the Indemnifying Party's products, or any component thereof, whether used alone or in combination with any other item as intended, designed, suggested or induced by the Indemnifying Party or its agents, infringes or violates any patents, copyrights, trademarks, trade secrets, licenses, or other proprietary rights of any third party.

                  10.6.1   The Indemnifying Party's obligations under this
                           Section 10.6 will survive the termination of this Agreement.

                  10.6.2 Each Indemnified Party shall give an Indemnifying Party prompt written notice of any Third Party Claim of which such Indemnified Party has knowledge concerning any Losses as to which such Indemnified Party may request indemnification hereunder. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnified Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

                  10.6.3 In no event shall the Indemnifying Party be liable to an Indemnified Party for any indirect, incidental, special, punitive, exemplary or consequential damages arising out of or otherwise relating to this Agreement, even if the Indemnifying Party has been advised of the possibility or likelihood of such damages.

                  10.6.4 The Indemnifying Party's obligations to indemnify as set forth in Section 10.6(iii) shall not apply to any claim to the extent that it arises from (i) any modifications, changes, additions, or enhancements to the Indemnifying Party's products that have not been made directly by the Indemnifying Party or have not been made at its express direction or under its direct oversight, control or supervision, (ii) any such modifications made by the Indemnifying Party at the request or to the specification of the Indemnified Party, the Indemnified Party's Customers, or any of their agents.

            10.7 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            10.8 Further Assurances and Documents. IDX and Stentor shall take all actions and do all things, including without limitation the execution and delivery of instruments and documents, necessary to effectuate the purposes and intent of this Agreement.

            10.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.9):

                        (a)     if to Stentor:

                                Stentor, Inc.
                                385 Oyster Point Boulevard, Suite 8B
                                South San Francisco, CA  94080
                                Attention: Oran Muduroglu
                                Facsimile: 650-866-4197

                       (b)     if to DX:

                               IDX Systems Corporation
                               1400 Shelburne Road
                               South Burlington, VT  05403
                               Attention: Walt Marti
                               Facsimile: 802-865-3489
                               With a copy to: General Counsel at the same
                                               address

            10.10 Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement, not including routine advertisements subsequent to an initial joint announcement, in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, consent which shall not be unreasonably withheld, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

            10.11 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            10.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            10.13 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

            10.14 Assignment. This Agreement shall be binding upon the parties and their respective successors, representatives and permitted assigns and their Affiliates Controlled by them, respectively. Except as provided in Section 2.4, neither party may assign this Agreement without the prior written consent of the other party, except that either party hereto may assign its rights hereunder to an Affiliate of such party and IDX may assign this Agreement to any Person that acquires all or substantially all of the assets of IDX's Radiology Information Systems Division and IDX shall be relieved of any obligation or liability hereunder. If IDX shall sell or transfer any of its assets, other than the assets of IDX's Radiology Information Systems Division, to a Person that is not an Affiliate of IDX, then such Person shall not have any obligations or liabilities under this Agreement and the assets transferred shall not be encumbered by or subject to this Agreement in any way.

            10.15 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            10.16 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

            10.17 Governing Law. This Agreement shall be governed by the laws of the State of California without regard to its conflict of laws provisions.

            10.18 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            10.19 Dispute Resolution. If a dispute, controversy; or claim arising out of or related to this Agreement or with the relationship of the parties arises, then the parties shall attempt to resolve the dispute by means of the procedure set forth in this Section. The party believing itself aggrieved (the "Requesting Party") will call for progressive management involvement in the negotiation of the dispute by notice to the other party. Such a notice will be without prejudice to the Requesting Party's right to any other remedy permitted by this Agreement. The parties will use their best efforts to arrange personal meetings or telephone conferences as needed, at mutually convenient times and places, between negotiators for the parties at the following successive management levels, each of which will have a period of allotted time as specified below in which to attempt to resolve the dispute:

Level              Stentor                    IDX                    Allotted Time
-----       ----------------------    ----------------------       ----------------
First       Stentor Vice President    Vice President of            10 Business Days
                                      Development for RISD

Second              CEO               General Manager of RISD      10 Business Days

Third               CEO               President                    30 Days

                  The allotted time for the first-level negotiators will begin on the effective date of the Requesting Party's notice. If a resolution is not achieved by negotiators at any given management level at the end of their allotted time, then the allotted time for the negotiators at the next management level, if any, will begin immediately. If a resolution is not achieved by negotiators at the final management level within their allotted time, then the parties' CEO's shall engage in a mediation session using one or more third-party mediators mutually acceptable to the parties within thirty (30) days. The dispute resolution requirements set forth in this Section
                  10.19 shall not apply to claims arising out of or related to:
                  (a) any infringement or misappropriation of Stentor's or IDX's Intellectual Property, and (b) any violation of the confidentiality obligations set forth in Section 10.1.

            10.20 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.

            10.21 No Joint Venturer Status. None of the provisions of this
                  Agreement is intended to create, nor shall any provision in this Agreement be deemed or construed to create, any relationship between Stentor and IDX other than that of independent entities contracting with each other under this Agreement solely for the purpose of effecting the provisions of this Agreement. Neither of the parties, nor any of their employees, shall be construed to be the partner, joint venturer, agent, employer or representative of the other.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.

IDX SYSTEMS CORPORATION                      STENTOR, INC.

By: __________________________________       By: _______________________________
    [Signature of Authorized Agent]              [Signature of Authorized Agent]

Print Name and Title:                        Print Name and Title:

                                   SCHEDULE 1

                                       TO

                     DEVELOPMENT AND DISTRIBUTION AGREEMENT

                                   DEFINITIONS

"AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

"CHANGE OF CONTROL" means any event, transaction or occurrence, with the exception of an initial public offering, as a result of which either of IDX or Stentor (i) shall cease to own or control, directly or indirectly through any of its respective Affiliates, a majority of the voting rights associated with ownership of its respective voting stock or (ii) shall cease to have the ability, directly or indirectly, through one or more of its Affiliates, to elect a majority of its respective board of directors.

"CONNECTR" means the product currently marketed by IDX under the trademark "ConnectR."

"CONTROL" including the terms "Controlling," "Controlled by," and "under common Control with," means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, with the exception of an initial public offering.

"DEVELOPMENT PLAN" means the Development Plan to be created pursuant to the Development and Distribution Agreement.

"IDIAGNOSTIC VIEWER" means the product to be developed under the Development Plan and currently referred to as iDiagnostic Viewer.

"DISTRIBUTION PARTNER" means any Person that has the right to market, cooperatively market, distribute, resell, sublicense, license, sell or otherwise provide a party's products or services, including by way of example and not in limitation, any reseller, distributor, licensee, customer, contractor, service provider, co-marketer, outsourcing vendor, or other information technology company.

"DYNAMIC TRANSFER SYNTAX" or "DTS" means the product currently marketed by Stentor under the marks Dynamic Transfer Syntax or DTS.

"IDX" means IDX Systems Corporation, IDX Information Systems Corporation, IDX Investment Corporation, and their present and future Affiliates.

"IDX CUSTOMER" means any customer of DX that is licensed to use any product sold by DX and any and all entities that have access to such product through such customer, including without limitation IDXrad Customers and LastWord Customers.

"IDX DRIVERS" means the DX modality drivers for downloading demographics and exam information to the imaging scanners in accordance with DICOM Modality Worklist standard, and the uploading of study specific information from the imaging scanner to the Imaging Suite in accordance with the DICOM Perform Procedure Step standard.

"IDX PRODUCTS" means the products currently marketed as Imaging Suite and ConnectR, the DX Drivers, and any derivative works or future versions thereof.

"IDXRAD" means the products currently marketed by DX under the mark IDXrad and future versions thereof containing substantially similar functions.

"IDXRAD CUSTOMER" means (i) any customer of IDX that is licensed to use IDXrad and (ii) any and all entities that have access to IDXrad databases through such customer.

"IMAGING SUITE" means the product currently marketed by DX under the mark Imaging Suite.

"IMAGING SUITE LITE VERSION" means a version of Imaging Suite for installation by Stentor at a non-IDXrad or LastWord site that does not require the installation and configuration of the IDXrad system, but that can be operated in concert with a pre-existing non-IDX radiology information system or healthcare information system.

"ISITE" means the product currently marketed by Stentor under the mark iSite.

"ISYNTAX SERVER" means the product currently marketed by Stentor under the mark iSyntax Server.

"IVAULT" means the product to be developed under the Development Plan and currently referred to as the iVault.

"INTELLECTUAL PROPERTY" means, without limitation, know-how, trade secrets, inventions (whether or not patentable), ideas, materials, discoveries, techniques, plans, designs, formulas, processes, invention disclosures, technology, data or information, software and documentation therefor, hardware, source code (including all programmers' notes), procedures, methods, works and other documentation and information and the right. to sue and recover damages for past, present and future infringement of such intellectual property.

"LASTWORD" means the product currently marketed by IDX under the trademark LastWord and future versions thereof containing substantially similar functions.

"LASTWORD CUSTOMER" means (i) any customer of IDX that is licensed to use LastWord and (ii) any and all entities that have access to LastWord databases through such customer.

"MATERIAL ADVERSE CHANGE" means any material adverse change in the business, properties, results of operations, condition (financial or otherwise) of an applicable Person (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which a party competes).

"MERGE" means the process of merging all or a portion of existing software or documentation into other software or documentation or adding to existing software or documentation, including without limitation by application program interfaces, so that the resulting software or documentation contains functionality that is substantially more or different from that of the existing software or documentation.

"MIMS SYSTEM" means the medical imaging management system consisting of the combination of both Imaging Suite and ConnectR and at least one of the Stentor Products, as described in the Development Plan and on the diagram attached to the Agreement as Exhibit G. The MIMS System shall not include any products, features or functionality not described in either the Development Plan or the diagram attached as Exhibit G.

"PERSON" means any individual, partnership, firm, corporation, association, trust, limited liability company, limited liability partnership, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

"PRE-EXISTING STENTOR CUSTOMER" means any Stentor Customer that existed as of the Effective Date of this Agreement.

"PROVIDE" means to market, sell, license, cooperatively market, or otherwise distribute, including through one or more Distribution Partners.

"REGULATORY REQUIREMENTS" means all federal and state laws and regulatory requirements applicable to the use by IDX, IDX Customers, Stentor, and Stentor Customers of the MIMS System from time to time during the term of the Development and Distribution Agreement, including without limitation those applicable to billing and claims submittal, managed care, data transmission, security and privacy, and program requirements generally applicable to healthcare organizations, such as those involving accreditation.

"STENTOR COMPONENT TECHNOLOGY" means Stentor's proprietary technology to distribute data and images, including enhancements and improvements thereto, including, but not limited to, technology used in iSyntax to distribute image(s), or portions thereof, by transforming the image(s) into a flexible hierarchical representation and by distributing, to a client, only the transform data necessary to reconstruct the portion(s) of the image(s) desired at the client.

"STENTOR CUSTOMER" means any customer of Stentor that is licensed to use any product sold by Stentor and any and all entities that have access to such product through such customer, but shall not include any customer that is in an evaluation period and not obligated to pay fees to Stentor for the Stentor Product.

"STENTOR LICENSE EXCLUSION CUSTOMER" means all IDXrad Customers and LastWord Customers except: (i) any IDXrad Customer or LastWord Customer that is a Pre-existing Stentor Customer; (ii) any IDXrad Customer or LastWord Customer that does not use IDXrad or LastWord as their primary radiology information system or primary clinical information system, respectively; (iii) any IDXrad Customer or LastWord Customer that becomes a Stentor Customer prior to becoming an IDXrad Customer or LastWord Customer; or (iv) any IDXrad Customer or

LastWord Customer that ceases to remain a Stentor License Exclusion Customer pursuant to Section 5.6.

"STENTOR PRODUCTS" means the products marketed by Stentor and currently known as the iDiagnostic Viewer, DTS, iSite Viewer, iSyntax Server, iVault, any future versions thereof, and any derivative works or future versions thereof.

                                    EXHIBIT A

MINIMUM DEVELOPMENT REQUIREMENTS

[**]

EXHIBIT B

IDX CONFIDENTIAL AND PROPRIETARY
IDXrad and LastWord Customer List

IDX HOUSE ACCOUNTS LISTING                                    STATE

      IDXRAD CUSTOMERS

[**]

                      IDX SYSTEMS CORPORATION CONFIDENTIAL

[**]

                      IDX SYSTEMS CORPORATION CONFIDENTIAL

[**]

                      IDX SYSTEMS CORPORATION CONFIDENTIAL

[**]

                      IDX SYSTEMS CORPORATION CONFIDENTIAL

[**]

                      IDX SYSTEMS CORPORATION CONFIDENTIAL

                                    EXHIBIT C

                               Minimum Sales Goals

The Marketing Plan shall include the following minimum sales goals:

Sale of the MINIS System, or any component thereof, by either party to IDXrad Customers or LastWord Customers as follows:

[**]

These sales goals assume that Stentor has developed iSite Version 2.0 as described in the Development Plan and that it is available for general release no later than March 31, 2001. The timing of these sales goals shall be delayed by one month for each month or portion of a month that the general release of iSite Version 2.0 is delayed beyond March 31, 2001.

                                    EXHIBIT D

                     REQUIRED END USER AGREEMENT PROVISIONS

End user agreements shall contain provisions as protective of the parties as the following provisions:

1. IN NO EVENT SHALL [IDX's/Stentor's] SUPPLIERS AND LICENSORS BE LIABLE FOR ANY DAMAGES OF ANY KIND OR NATURE, INCLUDING DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL, ARISING OUT OF THE USE OF ANY SOFTWARE SUPPLIED BY COMPANY, ITS SUPPLIERS OR LICENSORS. THE LICENSEE UNDERSTANDS AND AGREES THAT THE SOFTWARE PROVIDED BY [IDX/Stentor] TO LICENSEE CONTAINS SOFTWARE THAT IS THE COPYRIGHTED PRODUCT AND A TRADE SECRET OF [IDX/Stentor] OR ITS SUPPLIERS AND LICENSORS, AND THAT LICENSEE WILL NOT USE ANY SUCH SOFTWARE IN VIOLATION OF THE RESTRICTIONS CONTAINED IN THIS AGREEMENT AND WILL NOT DISCLOSE THE SOFTWARE TO ANYONE OTHER THAN ITS EMPLOYEES OR AGENTS AS REASONABLY NECESSARY FOR THE PURPOSE OF THIS AGREEMENT AND ON THE CONDITION THAT IT ACCEPTS FULL RESPONSIBILITY FOR ANY BREACH HEREOF BY ANY SUCH INDIVIDUAL. THE FOREGOING AGREEMENTS ARE FOR THE EXPRESS BENEFIT OF [IDX/Stentor], ITS SUPPLIERS AND LICENSORS, AND MAY BE ENFORCED BY [IDX/Stentor], AND ITS SUPPLIERS AND LICENSORS.

2.    QUALIFIED MODALITY

[IDX/STENTOR] shall provide Customer a list of medical imaging equipment or modalities ("Qualified Modalities") for Customer's use with the MIMS System Software/Services. Customer shall contact [IDX/Stentor] immediately if any additional modalities are added or a modification to an existing Qualified Modality occurs. A modification to a Qualified Modality includes any type of change, enhancement or upgrade to that modality, including software upgrades or revisions. Customer accepts full responsibility for any failure or any other adverse consequences that may occur if Customer uses MIMS System Software with any modality other than a Qualified Modality.

3.    SERVICE EQUIPMENT

Service Equipment: shall mean all equipment supplied to or used by Customer in conjunction with the MIMS System Software/Services.

Access To Service Equipment: Customer shall provide remote network access to the Service Equipment and MIMS System Software, including providing to [IDX/Stentor] the necessary security information to access the Service Equipment over a network. In addition, Customer shall provide to [IDX/Stentor] personnel physical access to all Service Equipment and MIMS System Software subsequent to receipt of reasonable notice by [IDX/Stentor].

E-Mail Services: The Customer shall allow outgoing e-mail from Service Equipment either through the customers SMTP e-mail services or shall allow service equipment to access the [IDX/Stentor] SMTP e-mail service.

                                                               November 15, 2000

No Modification to Service Equipment: Customer agrees not to modify, in any way, or tamper with the Service Equipment and any software operating on the Service Equipment. Customer may access Service Equipment during installation, in accordance with specific instructions from [IDX/Stentor] personnel. In addition, Customer may access Service Equipment for system administration of MIMS System Software to assign user identifications and grant user passwords. Customer agrees not to load any additional software on Service Equipment.

4.    PROPRIATARY RIGHTS AND CONFIDENTIALITY

Ownership: Customer acknowledges and agrees that Stentor-IDX owns the sole and exclusive worldwide right, title and interest in and to the MIMS System Software/Services, and MIMS Documentation as well as all worldwide intellectual property rights therein and all copies thereof, in whole and in part, subject only to Customer's limited licensed rights to receive and use such MIMS System Software/Services, and MIMS Documentation as permitted by this Agreement.

Duty of Confidentiality: To protect [IDX/Stentor] Proprietary Information, Customer agrees that Customer will not decompile, reverse engineer, disassemble or otherwise reduce the MIMS System Software/Services to a human perceivable form or permit any other party to do so. Customer may not modify, adapt, translate, rent, lease, sell, sublicense, loan, resell for profit, distribute, time-share [except as either IDX or Stentor specifically allows customer to allow access to third parties] or create any derivative works based upon, the MIMS System Software/Services, and otherwise any and all information, regardless of form, that is confidential, proprietary and/or a trade secret of [IDX/Stentor] ("[IDX/Stentor] Proprietary Information") or any portion thereof or permit any other party to do so.

Customer shall limit disclosure of [IDX/Stentor] Proprietary Information to its employees who have a need to know the information in connection with the receipt of the MIMS System Software/Services. Customer may permit members of its medical community to observe operation of the MIMS System Software/Services on a limited basis if they have a need to do so. In no event and under no circumstances shall Customer reproduce, in any form, MIMS System Software and Documentation. In addition, Customer shall not reproduce computer screen displays generated by the iSiteTM client software. Customer shall not disclose [IDX/Stentor] Proprietary Information to other parties (except members of its medical community as described above) or use [IDX/Stentor] Proprietary Information for purposes other than use of the MIMS System Software/Services, except that it may disclose or use:

      a) any information that [IDX/Stentor] expressly authorizes it, in writing, to disclose;

      b) any information that is, through no breach of this or any other agreement with [IDX/Stentor], in the public domain; and any information that it is required by law to disclose.

Customer agrees to take appropriate action to bind all employees and consultants regarding their obligations under this Agreement with respect to use, copying, modification, confidentiality, protection and security of the [IDX/Stentor] Proprietary Information. Customer agrees that any use or attempted use of [IDX/Stentor] Proprietary Information in violation of the restrictions of this Agreement is a material breach of the Agreement which will cause irreparable harm to [IDX/Stentor], entitling [IDX/Stentor] to injunctive relief in addition to all legal remedies. The

                                                               November 15, 2000
duty of confidentiality set forth in this Section shall survive three (3) years subsequent to termination the agreement.

5.    WARRANTY DISCLAIMER:

EXCEPT FOR THE FOREGOING EXPRESS WARRANTIES OF ANY), [IDX/STENTOR] MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, UNDER THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES REGARDING MERCHANTABILITY, FITNESS FOR PURPOSE OR CORRESPONDENCE WITH DESCRIPTION. THERE IS NO WARRANTY THAT THE [IDX/STENTOR] PROPRIETARY SOFTWARE IS FREE FROM PROGRAMMING ERRORS.

[IDX/Stentor] shall have no liability and responsibility under the [express warranties] if:

      a) The MIMS Licensed Software/Service has been altered or damaged by accident, neglect, misuse or other abuse;

      b) Customer has failed to provide an operating environment (e.g., air temperature, electrical surge protection, etc.) for the computer equipment operating the MIMS System that complies with general industry standards for the safe operation of computer equipment;

      c) Customer has loaded unauthorized software onto the computer equipment operating the MIMS System;

      d) The MIMS Licensed Software/Service is operating in conjunction with a modality that is not a Qualified Modality;

      e) The MIMS Licensed Software/Service is not the latest update released to Customer; or

      f) The Customer has failed to notify [IDX/Stentor] in writing, during the License Term, of any defect Customer contends is a breach of warranty.

6.    LIMITED LIABILITY:

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOSS OF BUSINESS OR FOR INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES SUFFERED BY CUSTOMER, IT'S CUSTOMERS, EMPLOYESS AND PATIENTS OR OTHERS ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE MIMS SYSTEM SOFTWARE / SERVICES, DOCUMENTATION OR ANY OTHER STENTOR PRODUCTS OR SERVICES, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING BUT NOT LIMITED TO TORT, CONTRACT, NEGLIGENCE, STRICT PRODUCT LIABILITY AND BREACH OF WARRANTY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. STENTOR'S LIABILITY WILL IN NO EVENT EXCEED THE TOTAL DOLLARS PAID BY CUSTOMER FOR MIMS SYSTEM SOFTWARE/SERVICES.

                                                               November 15, 2000

CONFIDENTIAL                                                              Page 1

                                    EXHIBIT E

 To Distribution and Development Agreement by and between Stentor, Inc. and IDX
                               Systems Corporation

                               COMPENSATION TERMS

1. Stentor shall pay Royalties to IDX on sale of MIMS Systems by Stentor or a Stentor Distribution Partner, as follows:

            A. If Stentor Provides a MIMS System to any End User, Stentor shall pay IDX an amount equal to [**]% of the greater of (i) [**] for such MIMS System and (ii) [**]; provided that if after the Effective Date but prior to December 31, 2001, IDX Provides IDXrad or LastWord to the same customer after Stentor Provides a MIMS System to that customer, Stentor shall pay IDX an amount equal to 45% of the greater of (i) [**] for such MIMS System or (ii) [**] to such customer.

            B. If a Stentor Distribution Partner Provides a MIMS System to an IDXrad Customer or a LastWord Customer that is a Stentor License Exclusion Customer, Stentor shall pay IDX an amount equal to [**]% of the greater of (i) [**] for such MIMS System or (ii) [**].

            C. If a Stentor Distribution Partner Provides a MIMS System to any person who (i) is not an IDXrad Customer or a LastWord or
                  (ii) an IDXrad or LastWord Customer that is not a Stentor License Exclusion Customer, Stentor shall pay IDX an amount equal to [**]% of the greater of (i) [**] for such MIMS System, or (ii) [**].

2. IDX shall pay Royalties to Stentor on sale of MIMS Systems by IDX or an IDX Distribution Partner, as follows:

            A. If IDX Provides a MIMS System to an IDXrad Customer or LastWord Customer, IDX shall pay Stentor an amount equal to [**]% of the greater of (i) Net Revenue of IDX for such MIMS System or ii) [**].

            B. If IDX or an IDX Distribution Partner Provides a MIMS System to any person who is not an IDXrad Customer or LastWord Customer, IDX shall pay Stentor an amount equal to [**]% of the greater of (i) [**] for such MIMS System or (ii) [**].

3. Stentor in its discretion shall determine its own List Price for a MIMS System not later than December 31 of each Calendar year during the term of this Agreement. This Stentor List Price will be used to calculate [**] as set forth below. The sole effect of the Stentor List Price on IDX will be to make this royalty calculation. IDX retains complete discretion over prices relating to the MIMS System licensed by IDX.

4. For the purposes of this Exhibit E the defined terms set forth below shall apply. In the case of any conflict or inconsistency between the defined terms in this Exhibit and those defined in the Agreement, those set forth in this Exhibit shall govern and control with respect to this Exhibit, and those set forth in the Agreement shall govern and control with respect to the Agreement.

The following table is provided for convenience in applying the above payment obligations and is intended to be duplicative. If there is any conflict between the above rules and this table, the above rules shall govern and control.

                                                               November 15, 2000

CONFIDENTIAL                                                              Page 2

                                                               Royalty
              End User                    Sold By              Paid To   Royalty
---------------------------------------------------------------------------------------------------------------------------------
IDXrad Customer or LastWord Customer      IDX                  Stentor  [**]% of the greater of [**] OR [**]

IDXrad Customer or LastWord Customer that Stentor Distribution IDX      [**]% of the greater of [**] OR [**]
is a Stentor License Exclusion Customer   Partner

Any End User (but see the last row in     Stentor              IDX      [**]% of the greater of [**] OR [**]
this table if such customer subsequently
becomes an IDXrad Customer or LastWord
Customer between the Effective Date and
December 31, 2001)

Not an IDXrad Customer or LastWord        IDX                  Stentor  [**]% of the greater of [**] OR [**]
Customer

Not an IDXrad Customer or LastWord        Stentor Distribution IDX      [**]% of the greater of [**] OR [**]
Customer or an IDXrad Customer or         Partner
LastWord Customer that is not a Stentor
License Exclusion Customer

Pre-existing Stentor Customer who becomes IDX                  Stentor  [**]% of the greater of [**] OR [**]
an IDXrad Customer or LastWord Customer
and subsequently or concurrently buys all
or part of a MIMS System

Stentor Customer who becomes an IDXrad    Stentor              IDX      [**]% of the greater of [**] or [**]
Customer or LastWord Customer after the                                 paid for all MIMS System components (regardless of their
Effective Date but prior to December 31,                                date of sale) and payments are made from the date the
2001                                                                    customer becomes an IDX Customer

5. Stentor shall pay a royalty to IDX for each IDX Driver licensed to an End User by either Stentor or a Stentor Distribution Partner equal to the greater of
(i) [**]% of [**] or (ii) $[**] (the "Driver Minimum") for each imaging device to which such IDX Driver(s) is connected. IDX in its discretion shall set the [**] not later than December 31 of each Calendar year during the term of this Agreement provided that the [**] shall not be increased by more than the annual increase in the Consumer Price Index, all items, all urban consumers, U.S. city average for such year + [**]%.

                                  DEFINED TERMS

   Exhibit E to Distribution and Development Agreement by and between Stentor,
                        Inc. and IDX Systems Corporation

"AGREEMENT" means the Development and Distribution Agreement between IDX and Stentor of which this Exhibit E is a part.

"AUTHORIZED LICENSOR" means a Party or a Distribution Partner of a Party authorized pursuant to the Agreement.

"CONTROL" (including similar terms such as "Controlling," "Controlled by") shall have the meaning set forth in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934.

"DISTRIBUTION PARTNER" means a person authorized by a Party to distribute the MIMS System pursuant to the Agreement.

"END USER" means a person to whom an Authorized Licensor Provides a MIMS System.

"GROSS REVENUE" means [**] charged by an Authorized Licensor to an End User for [**]. "Revenue" does not include [**] charged by an Authorized Licensor to an End User for [**]. "IDXRAD

                                                               November 15, 2000

CONFIDENTIAL                                                              Page 3

      CUSTOMER" means (i) any customer of IDX that is licensed to use IDXrad and (ii) any and all entities that have access to IDXrad databases through such customer.

"LASTWORD CUSTOMER" means (i) any customer of IDX that is licensed to use
      LastWord and (ii) any and all entities that have access to LastWord databases through such customer.

"IDX DRIVER" shall have the meaning set forth in the Agreement.

"MAINTAINING" means error correction, updates, and new versions of the MIMS
      System and its components.

"MIMS SYSTEM" means a system consisting of the MIMS System (as defined in the Agreement), plus all other component items Provided by an Authorized Licensor in connection therewith, such as equipment, software, and services obtained from a Third Party.

"MINIMUM ROYALTY BASE" in connection with [**].

"NET REVENUE" [**].

"PARTY" means IDX Systems Corporation or Stentor Incorporated.

"PRE-EXISTING STENTOR CUSTOMER" means any Stentor Customer that existed as of the Effective Date of this Agreement.

"PROVIDE" (and similar terms such as "Providing") shall have the meaning set forth in the Agreement.

"ROYALTY" means the fee to be paid to a Party by a Party when such Party
      Provides a MIMS System under the Agreement.

"STENTOR CUSTOMER" means any customer of Stentor that is licensed to use any product sold by Stentor and any and all entities that have access to such product through such customer, but shall not include any customer that is in an evaluation period and not obligated to pay fees to Stentor for the Stentor Product

"STENTOR LICENSE EXCLUSION CUSTOMER" means all IDXrad Customers and LastWord
      Customers except: (i) any IDXrad Customer or LastWord Customer that is a Pre-existing Stentor Customer; (ii) any IDXrad Customer or LastWord Customer that does not use IDXrad or LastWord as their primary radiology information system or primary clinical information system, respectively;
      (iii) any IDXrad Customer or LastWord Customer that becomes a Stentor Customer prior to becoming an IDXrad Customer or LastWord Customer; or
      (iv) any IDXrad Customer or LastWord Customer that ceases to remain a Stentor License Exclusion Customer pursuant to Section 5.6.

"STENTOR LIST PRICE" means the price that Stentor lists for retail sale of a MIMS System as set pursuant to this Exhibit E.

"THIRDPARTY", when referred to in the context of a discussion of a particular
      Authorized Licensor, means any person not Controlled by, Controlling, or under common Control with such Authorized Licensor, as the context requires.

"THIRDPARTY COSTS" means all of the actual costs of any good or services of a MIMS System Provided by an Authorized Licensor, if such costs are payable to a Third Party, but does not include royalties paid to IDX or Stentor.

                                                               November 15, 2000

    Exhibit E to the Amendment to the Distribution and Development Agreement

I.    SCOPE.

      A.    Payment Structure

Payments between the parties will consist of four components: (1) Initiation Royalties paid upon execution of a new customer agreement, (2) Sustaining Royalties paid over the life of a customer agreement, (3) a fee for dormant archives and (4) one-time true-up payments for outstanding liabilities.

      B.    Transition to New Payment Structure

Contracts signed after June 30, 2003 will be covered solely by the provisions described in this Exhibit and not by the payment provisions of the un-amended Agreement. Contracts signed prior to July 1, 2003 will be treated as follows:

         1. All royalties recorded and paid prior to July 1, 2003 will be retained.

         2. Royalties paid since July 1, 2003 shall be reversed as described in
            Section V.C.1 below

         3. Contracts signed prior to July 1, 2003 will not be subject to an Initiation Royalty or any Sustaining Royalty for Managed Study Volume incurred prior to July 1, 2003

         4. Contracts signed prior to July 1, 2003 will be subject to Sustaining Royalties beginning July 1, 2003. Their studies will be included in Managed Study Volume for purposes of determining the Sustaining Tier Rate.

II.   CALCULATING INITIATION ROYALTIES.

The party entering into a contract subject to these terms (the "Contracting Party") will pay to the other party an "Initiation Royalty" at the end of each calendar quarter. Such Initiation Royalty will be based on new customer contracts (both ASP and capital purchase contracts for the MIMS System) that the Contracting Party enters into during the year. The Initiation Royalty will be calculated by multiplying the "Average Annual Studies" times the "Initiation Tier Rate."

       Initiation Royalty = Average Annual Studies x Initiation Tier Rate

      A.    Definition of Average Annual Studies

Average Annual Studies is the sum of projected average annual studies for all MIMS System contracts for Diagnostic and/or Archive products signed during a quarter.

Contracts shall include both (1) new contracts and (2) additional volume/duration contracts for an existing customer. For each contract included in the calculation, its contribution shall be the higher of total DICOM forecasted diagnostic or stored studies, summed for all years of the contract term (not to exceed 7 years), divided by the years of the contract term (not to exceed 7 years). Such projection will be based on the Contracting Party's good faith estimate at the time of execution of the agreement. Each Party shall estimate in advance the Average Annual Studies it expects to sign during the ensuing year ("Estimated Average Annual Studies"). That estimate shall be the basis for determining the Initiation Tier Rate as defined below.

      Average Annual Studies =Total of (Number of estimated studies under a given contract or up to seven years) / number of years in contract (for up to seven years))

      Example for 3 contracts signed in Q1'2004 (studies in thousands):

                  Avg.    Yrl   Yr2    Yr3     Yr4          Yr5
Contract #1       125      75   100    150     150          150
Contract #2       300     300   300    300     300
Contract #3       267     100   300    400
                  ---
                  692

      Average Annual Studies = 692

      B.    Definition of Initiation Tier Rate

For Diagnostic and/or Archive Contracts:

The Initiation Tier Rate is the rate charged per Average Annual Study to compute the Initiation Royalty each quarter. The rate for Diagnostic and/or Archive contracts will be based on Estimated Average Annual Studies as follows:

Average Annual Studies (thousands)      IDX                        Stentor
---------------------------------       -----                      -------
           0-1,000                      $1.50                       $0.50
         1,000-1,999                    $1.25                       $0.42
         2,000-2,999                    $1.00                       $0.33
         3,000-3,999                    $0.75                       $0.25
            4,000+                      $0.50                       $0.17

Assuming that IDX and Stentor each projected an Estimated Average Annual Study of 2,250K, then using the example above, IDX would pay Stentor an Initiation Royalty of 692,000 x $1.00 = $692,000. If Stentor had signed the same number of Average Annual Studies, it would pay IDX an Initiation Royalty of 692,000 x $0.33 = $228,000.

If a portion of Average Annual Studies were for contracts that are either "Diagnostic-only Studies" or "Stored-only Studies", the Initiation Royalty for that portion would be the applicable Initiation Tier Rate times 50%.

      C.    Adjustment to actual signed Average Annual Studies

At the end of each calendar year the parties shall compare "Actual Average Annual Studies" to Estimated Average Annual Studies. If Actual Average Annual Studies places the party in a different Initiation Tier Rate than it used during the year to pay Initiation Royalties, the party shall make an adjustment payment to the other in the amount of Actual Average Annual Studies times the difference in the Initiation Tier Rates.

For Enterprise Contracts:

For Enterprise contracts, the calculations would be made as above, except the Initiation Tier Rate would be based on Diagnostic and/or Archive Average Annual Studies for that quarter, the Initiation Royalty per study would be [**]% of the Diagnostic and/or Archive amount, and the Enterprise studies used to compute the royalty will be based on viewed studies rather than total DICOM studies (the Average Annual Viewed Enterprise Studies). For example, if two Enterprise contracts were signed in the same quarter as the above example, and the Average Annual Viewed Studies totaled [**], then the Initiation Royalty for IDX would be: [**] x ($[**] x [**]%) = $[**]. A similar adjustment to actual studies would be made as described above.

III   CALCULATING SUSTAINING ROYALTY.

A Contracting Party will pay to the other party an ongoing royalty each quarter based on total new managed studies for that quarter, whether from ASP or Capital contracts for the MIMS System, (the "Sustaining Royalty"). The Sustaining Royalty is separate from and in addition to the Initiation Royalty. The Sustaining Royalty will be calculated by multiplying the [**] times the Sustaining Tier Rate.

        Sustaining Royalty = [**] x [**]

      A.    Definition of Managed Study Volume

Managed Study Volume means the quarterly sum, across all customers who are in live clinical use of total MIMS System DICOM actual new stored Studies plus, for customers which are not archiving, [**]. Managed Study Volume excludes totals from customer contracts that have been terminated, under which the customer is not paying maintenance, or dormant archives that are subject to the dormant archive fee described below. Studies that the Contracting Party deems to be "Diagnostic-only Volume" or "Stored-only Volume" will be itemized separately.

      B.    Definition of Sustaining Tier Rate

The Sustaining Tier Rate is the per study royalty rate applied to Managed Study Volume to compute the Sustaining Royalty each quarter. The Sustaining Tier Rate is based on Quarterly Managed Study Volume as follows:

      Managed Study Volume

                                                         IDX                     Stentor
0-625,000                                               $[**]                     $[**]
626,000-1,249,000                                       $[**]                     $[**]
1,250,000-1,875,000                                     $[**]                     $[**]
1,876,000-2,499,000                                     $[**]                     $[**]
2,500,000+                                              $[**]                     $[**]

For Diagnostic-only Volume and Stored-only Volume:

For the portion(s) of Managed Study Volume that were either "Diagnostic-only Volume" or "Stored-only Volume," the Sustaining Royalty will be the applicable Sustaining Tier Rate times [**]%.

For Enterprise Contracts:

For Enterprise contracts, the calculations will be done as above, except the Sustaining Tier Rate will be based on Diagnostic and/or Archive Managed Study Volume for that quarter, the Sustaining Royalty per study will be [**]% of the Diagnostic and/or Archive amount, and the Enterprise studies used to compute the royalty will be based on [**] rather than [**]. For example, if the Enterprise Viewed Studies Volume totaled [**] for the quarter, then the Enterprise Sustaining Royalty for IDX would be: [**] x ($[**] x [**]%) = $[**].

Example of Sustaining Royalty.

For the example outlined below, a Managed Study Volume of [**] studies for the quarter is assumed, broken down as follows:

Managed Study Volume:                                                     [**]
                                                                     ---------
Stored Volume                                                             [**]
Diagnostic-only Volume                                                    [**]
Stored-only Volume                                                        [**]

The Managed Study Volume of [**] would result in a Sustaining Tier rate of $[**] for TDX and $[**] for Stentor, and the Sustaining Royalty payable by IDX and Stentor would be:

                                                          IDX                     Stentor
                                                       ---------                  -------
Stored Volume                                          $    [**]                  $   [**]
    [**]
Diagnostic-only Volume                                 $    [**]                  $   [**]
    [**]
Stored-only Volume                                     $    [**]                  $   [**]
    [**]
                                                       ---------                  -------
TOTAL SUSTAINING ROYALTY                               $    [**]                  $   [**]

V.    ADDITIONAL FEES.

      A.    MIMS System Dormant Archive Fee

In the event that a customer's MIMS System archive is a "Dormant Archive" as defined by either (1) no longer storing new MIMS System studies or (2) storing new studies at a quarterly rate of 10 percent or less of their highest quarterly Managed Study Volume (the "Maximum Managed Study Volume"); an ongoing quarterly payment will be owed to the supporting party until such time that the archive is no longer on-line. The Dormant Archive Fee shall be based on the customer's highest annual [**] volume during its contract term, divided by [**] (the "Dormant Archive Volume") and then multiplied by the following fee per study:

      1. For Stentor Customers: $[**] per quarter per Dormant Archive Volume ($[**] per year).

      2. For IDX Customers: $[**] per quarter per Dormant Archive Volume ($[**] per year).

      B.    Prior Contract "True Up"

         1. IDX and Stentor have agreed to a one-time correction of outstanding royalty compensation and service fees for 2003. The following corrections represent both parties' best efforts to a) reconcile royalty calculations (including restatement of net revenue as required) that were exchanged prior to July 1, 2003 under the previous agreement, b) calculate royalty compensation under this new agreement for July 1, 2003 through September 30, 2003, including royalties paid from July 1, 2003 to September 30, 2003, c) finalize service fees associated with Stentor Disaster Recovery Service, and reconcile outstanding fees owed to Stentor by IDX for these services in 2003. The parties agree that all royalties through September 30, 2003 are therefore paid in full and not subject to future adjustments.

         2. Summary of one-time corrections.

            a. June 30,2003 and Prior royalty compensation corrections:

               i. IDX has a debit to Stentor in the amount of $ [**]

               ii. Stentor has a debit to IDX in the amount of $ [**]

            b. July 1, 2003 through September 30, 2003, previous contract payment reversal:

               i. IDX has a credit to Stentor in the amount of $ [**]

               ii. Stentor has a credit to IDX in the amount of $ [**]

            c. July 1,2003 through September 30, 2003 new royalty
               compensations:

               i. IDX has a debit to Stentor in the amount of $[**]

               ii. Stentor has a debit to IDX in the amount of $ [**]

            d. Device Driver royalty compensation correction:

               i. Stentor has a debit to IDX in the amount of $ [**]

            e. Service Fees for Stentor Disaster Recovery Service

               i. IDX has a debit to Stentor in the amount of $ [**]

         2. Stentor agrees to pay the balance of $[**] in cash within 60 days of the Amendment Effective Date.

                                    EXHIBIT F

                      STENTOR UPTIME PERFORMANCE GUARANTEE

As an Application Service Provider (ASP), Stentor, Inc. provides image distribution on a per-use basis. The ASP model insulates the institution from hardware and software obsolescence and enables Stentor to guarantee [**]% uptime performance for iSite.

IN THE EVENT THAT STENTOR IS UNABLE TO MEET OUR [**]% UPTIME PERFORMANCE GUARANTEE PER MONTH, WE WILL DISCOUNT THAT MONTH'S FEE AS FOLLOWS:

UPTIME PERFORMANCE                DISCOUNT
------------------                --------
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]
      [**]                         [**]


      1) Every [**]% deviation will provide a [**]% discount for that month's fee

      2)    Uptime performance less than [**]% will provide [**]

SYSTEM UPTIME TERMS AND DEFINITIONS

      - STENTOR guarantees it's authorized and licensed users of iSite server that the product is [**]% available per month as defined in the following terms and conditions.

      - All time is measured in an increment of one-hour units. Fractions are truncated.

      - One month is defined as a calendar month. For example, April has 30 days but May has 31 days, therefore, actual required time for this guarantee will be variable.

      - Customer supplied equipment refers to any devices that STENTOR did not supply directly to customers (network cables, fibers, hubs, hospital network, telephone lines etc.)

      - STENTOR CUSTOMER SUPPORT REPRESENTATIVES are anyone who is authorized to respond to customer outage situations (e.g., This can include third party agents who are authorized to perform the response tasks).

Stentor Uptime Performance Guarantee - Confidential - 9/18/2000     November 15,
                                                                          2000

      - [**]% UPTIME means the Stentor iSite system is functionally accessible by all authorized users for [**]% of the time when an access is requested by the devices that are connected to the server. Availability is measured AT THE STANDARD POINT OF DEMARCATION
            (SPOD), AND outside of the scheduled and external downtime periods as defined in this document.

      - CUSTOMER'S DESIGNATED CONTACT is a contact person at the customer site that shall judge STENTOR's uptime claims.

      - The STANDARD POINT OF DEMARCATION (SPOD) is defined at the network connection interface installed at the iSite server computer hardware. For example if 100 Base T network hardware is being used, the Ethernet contact pins on the Ethernet card installed on the iSite server shall be "our" uptime responsibility. The pins on the connector and beyond are customer's uptime domains. This is the demarcation point that QA procedure uses.

      - DOWNTIME shall be categorized into three modes: Unscheduled Downtime, Scheduled Downtime, and External Downtime.

      - UNSCHEDULED DOWNTIME shall begin upon notification of Stentor by an authorized customer representative that the iSite server could not be accessed beyond the SPOD. This instance of unscheduled downtime shall be predicated on the fact that there was no advance notification by STENTOR in the 24-hour period prior to the outage. The cause of outage must be originated within the STENTOR supplied equipment and software. The unscheduled downtime shall commence upon the first response by a STENTOR customer service representative to the notification from the authorized customer representative regarding the down system issue and a trouble ticket has been logged

      - SCHEDULED DOWNTIME shall be defined as the period that iSite servers are inaccessible due to scheduled system maintenance. Scheduled downtime shall be scheduled at STENTOR's discretion with notification to the customer's designated contact. Typical scheduled downtime includes preventative maintenance and system upgrades. Automatic and scheduled re-boot and restart shall be categorized under the scheduled down time so long as the frequency and time of occurrence has been communicated to the customer's designated contact. The scheduled downtime shall begin when access to the iSite server is completely impaired, and does not include the duration of notification period.

      - EXTERNAL DOWNTIME shall be defined as when iSite servers are inaccessible due to events that are not in STENTOR's control. These events shall include, but are not limited to, events due to natural causes such as prolonged power failures, electrical surges due to lightening, flood, fire, and manual shutdowns at the sole discretion of the customer without prior notification to Stentor, Inc. Note, however, that any failure in the iSite server computer that STENTOR supplies is subject to Unscheduled Downtime measurement.

      - STENTOR shall express uptime and downtime metrics based on a percentage number based on hourly increments through one calendar month.

      - All downtime ENDS when a STENTOR customer support representative has confirmed and recorded the resumption time of the availability and/or received one heartbeat report back from the server, provided there are not external problems beyond the SPOD which prevent the heartbeat report from reaching STENTOR.

      - Uptime metrics shall be measured in "total round-trip" manner. A system is considered "up" if an image can be "pushed" to the iSite server and the same image can be

Stentor Uptime Performance Guarantee - Confidential - 9/18/2000     November 15,
                                                                      2000
            accessible within 30 minutes of the initial "push". If there is criteria is not met than the system shall be considered down.

      - Uptime percentage (measured in hours) = (Unscheduled Downtime hours)/(Number of hours in a given month) * 100.

Informational:  Aggregate Uptime Table

ANNUAL                                                                   ... AND IN ONE CALENDAR MONTH,
UPTIME           APPROXIMATE DURATION THAT CAN BE                        WE CAN AFFORD TO GO DOWN
RATE             DOWN PER ASTRONOMICAL YEAR.                             APPROXIMATELY THIS LONG.
-----            --------------------------------                        ------------------------------
[**]             [**]                                                    [**]
[**]             [**]                                                    [**]
[**]             [**]                                                    [**]
[**]             [**]                                                    [**]
[**]             [**]                                                    [**]
[**]             [**]                                                    [**]
[**]             [**]                                                    [**]

ASSUMPTIONS

The following assumptions are being made:

      - There is a way to continuously measure and monitor the uptime in a round-trip manner. The proposal for this is included in my "Heart-Beat" monitor definitions.

      - We assume that hardware is sufficiently reliable and do not perform hardware specific tests other than setting up an acceptable selection criteria. The computer hardware we have chosen has a minimum MTBF value of 45,000 hours or greater (approximately 5 years). The system MTBF for the purpose of uptime guarantee shall be based on the minimum MTBF component installed on the entire system. For example, if an Ethernet card has a MTBF of 20,000 hours but the rest of the systems have a MTBF of 100,000 hours then the entire system is deem to fail within 20,000 hours, and we shall reject a choice of such hardware. Under these selection criteria, this author assumes that more than 99.99% of the hardware in the field shall operate continuously.

      - If a recoverable failure occurs on a redundant component, this event shall not be considered a downtime. For example, if a one of the RAID-5 volume goes down, but the system is available, then that is not considered as a system failure so long as we are meeting the Uptime criteria, and we can recover from this condition during the Scheduled downtime. Likewise, if we supply a cluster of redundant servers and one of the server goes down, that is not considered as a down-time so long as the user can access the active server transparently.

      - All iSite Server hardware is supplied to the customer as part of the Stentor Service Agreement. The supplied hardware is covered under Stentor's Service Agreement with [**].

                  * Only Stentor approved software may be resident on the iSite Server. The presence of non Stentor approved software residing on the iSite Server will invalidate the [**]% uptime guarantee.

Stentor Uptime Performance Guarantee - Confidential - 9/18/2000     November 15,
                                                                      2000

                  * If the customer is supplying their own hardware for the iSite Server, that hardware must be purchased to Stentor's specification, only Stentor approved software applications may reside on said server, and the customer must provide a [**] service agreement equivalent to Stentor's service agreement with [**].

Stentor Uptime Performance Guarantee - Confidential - 9/18/2000     November 15,
                                                                      2000

                                    EXHIBIT G

            CONPONENTS OF THE IDX/STENTOR INTEGRATED PRODUCT OFFERING

    [FLOW CHART OF CONPONENTS OF THE IDX/STENTOR INTEGRATED PRODUCT OFFERING]

               AMENDMENT TO DISTRIBUTION AND DEVELOPMENT AGREEMENT

            This Amendment ("Amendment") is made effective as of January 1, 2004 (the "Amendment Effective Date") by and between, STENTOR, INC., a Delaware corporation ("Stentor"), and IDX SYSTEMS CORPORATION, a Vermont corporation ("IDX").

                                    RECITALS

            A. Stentor and IDX entered into a Distribution and Development Agreement dated November 15, 2000 (the "Original Agreement"), pursuant to which they agreed (i)i to engage in development to facilitate the integration of certain Stentor products for archiving and viewing medical images and certain IDX products for automating the management of work flow in radiology practices and departments, and (ii) thereby to offer an integrated system for medical image management.

            B. The parties have succeeded in offering such integrated system in North America, and now wish to amend certain provisions of the Original Agreement (as amended, including as amended by this Amendment, the "Agreement") for the remainder of the Initial Term, ending November 15, 2005.

            C. Among other things, the parties wish to continue their relationship during the remainder of the Initial Term (from January 1, 2004 to November 15, 2005) on a different basis such that, subject to the terms and conditions of the Agreement, (i) each party (each a "Licensee Party") would have the worldwide right (but no obligation) to distribute the designated products of the other party (each a "Licensor Party") as part of the MIMS System on a nonexclusive basis using the Licensee Party's own branding, (ii) each Licensor Party would use commercially reasonable efforts to make available APIs to allow the Licensee Party to make calls to data elements of such Licensor Party products as part of the MIMS System, and (iii) each Licensor Party would continue to provide second-level support to the Licensee Party.

            NOW, THEREFORE, in consideration of the mutual covenants and other terms and conditions set forth herein, the parties hereby agree as follows:

                                    AGREEMENT

1. Sections 4.1.1 through 4.1.5 will be deleted in their entirety and replaced with the following:

      4.1.1 Additional API Request Process.

            (a) As soon as reasonably practicable, but in no event later than January 9, 2004, IDX may provide to Stentor a detailed list of Stored Data Elements of Stentor to which IDX would like to interface. As soon as reasonably practicable, but in no event later than January 30, 2004, Stentor shall respond to such list with an indication as to (a) whether it believes it is commercially practicable to permit IDX to interface to such Stored Data Elements and (b) if so, the estimated schedule for any development that would reasonably be required in connection with making available access to such Stored Data Elements (e.g., developing the related APIs). If the parties cannot agree on the commercial practicability and development schedule for the requested Stored Data Elements, the parties shall meet no later than February 9, 2004 and use commercially reasonable efforts to reach agreement by February 13, 2004. If the parties cannot agree by February 13, 2004, each party may escalate the matter, and the parties will engage in mediation to resolve the dispute, in accordance with the process set forth in Section 10.19. Stentor shall undertake commercially reasonable efforts to implement the mutually agreed APIs by version 3.5 of the Stentor Products, which Stentor anticipates being released in approximately the third calendar quarter of 2004, and to the extent commercially reasonable efforts would not allow inclusion in version 3.5 but would in the subsequent version, by such subsequent version. The period between the Amendment Effective Date and the release of version 3.5 of the Stentor Product is referred to herein as the "Catch-Up Period". Thereafter, during the remainder of the Initial Term, each party (as Licensee Party) may (no more often than twice a year) make a request for additional Stored Data Elements of the Licensor Party to which the Licensee would like to interface, and the Licensor Party will respond with an indication as to (i) whether it believes it is commercially practicable to permit the Licensee Party to interface to such Stored Data Elements, and (ii) if so, the estimated schedule for any development that would be reasonably required in connection with making available such Stored Data Elements (e.g., developing related APIs). If the parties cannot agree on such issues, each party may escalate the matter, and the parties will engage in mediation to resolve the dispute, in accordance with the process set forth in Section 10.19. The parties anticipate that the work described above will require approximately one engineer (full-time equivalent) after the Catch-Up Period, and that Stentor likely will need to devote additional resources during the Catch-Up Period. For purposes of this
      Section 4.1.1, "Stored Data Elements" means (A) in the case of Stentor, data elements stored by Stentor that are received by Stentor either through interface messaging, such as HL7, or through DICOM messages associated with an image, or the Stentor-stored output of functional events generated by routines provided or accessed by Stentor (e.g., measurements, 3D analysis outputs), and (B) in the case of IDX, data elements stored by IDX that are received by IDX or the IDX-stored output of functional events generated by routines provided or accessed by IDX.

            (b) Each party (as Licensee Party) shall, at the Licensor Party's request, dedicate resources to be and remain knowledgeable about and up to date on the products of the other party (i.e., the Stentor Products or IDX Products, as applicable), including their APIs. Such efforts shall include dedicating no less than one (1) person to working on APIs with the Licensor Party and having such person(s) attend training sessions at the Licensor Party's request regarding APIs.

            (c) Each party (as Licensee Party) shall use commercially reasonable efforts to make use of existing APIs of the Licensor Party before requesting access to additional data elements or the development of any new APIs of the Licensor Party. In any event, the Licensor Party will have no obligation to make available any data element, provide any API or engage in any other activity that would or could reasonably affect the existing or future integrity, stability, compatibility, functionality or performance of any product (including any data used by a product).

            (d) Each party (as Licensee Party) may use data elements and APIs made available by the Licensor Party (including any related materials or information) solely as part of the MIMS System to allow the Licensee Party products included in the MIMS System to interface to data stored by the Licensor Party's products included in the MIMS System. The above limitation shall not apply to data elements and APIs supporting industry standards, e.g., DICOM Query Retrieve.

            (e) Should either party (as Licensee Party) enter into any agreement with a third party that involves access to or use of any data element or APIs of the Licensor Party by a product or service of the third party, the Licensee Party shall not include any exclusivity or other similar provision affecting the right of the third party and the Licensor Party to work together or to have the third-party product or service interface with products of the Licensor Party.

      4.1.2 Early Test Participation. To the extent consistent with third-party contractual obligations, each Licensor Party shall provide to the Licensee Party the opportunity to participate in early testing programs for new releases of the Stentor Products (in the case of Stentor) or IDX Products (in the case of IDX) to be available to the Licensee Party for use as part of the MIMS System. The parties acknowledge and agree that the purpose of such participation is intended to permit the Licensee Party to provide feedback at the alpha or beta product stage no later than any other customer of the Licensor Party. The parties also acknowledge and agree that participation in such early testing is subject to the reasonable requirements of the Licensor Party, including, but not limited to, testing only in a non-production environment on a separate server, appropriate disclaimers of liability and warranties, reasonable confidentiality and security terms, the receipt of useful feedback from the Licensee Party, and the availability of a competent technical coordinator at the Licensee Party for such testing.

      4.1.3 Web Compatibility. IDX acknowledges that Stentor is migrating to a Web services-based platform that will not support existing APIs. The general release of the version of the Stentor Products that does not support existing APIs will in no event occur earlier than November 15, 2005. IDX acknowledges that for Stentor Products not on the above-mentioned Web services-based platform, Stentor's commercially reasonable efforts to provide support, as specified in Section 8.1 of the Agreement, shall thereafter be limited to bug fixes (i.e., correction of errors and nonconformity with Stentor' s published documentation). Stentor acknowledges and agrees that it will maintain backwards compatibility of existing APIs from the Amendment Effective Date until November 15, 2005, except for reasonable changes required for maintenance or support purposes (e.g., to resolve unintended API conflicts).

2. Sections 5.1 and 5.2 shall be replaced in their entirety with the following, which shall be deemed to be effective as of the Effective Date of the Original Agreement:

      5.1 Ownership; In General. Except for the rights expressly granted herein to Stentor, IDX reserves and retains all right, title and interest (including without limitation patents, trade secrets and copyrights) in the IDX Products, and all customizations, additions, modifications, changes, enhancements, improvements, and derivative works thereof made by IDX or by a third party on behalf of IDX, and all rights therein and copies thereof. Except for the rights expressly granted herein to IDX, Stentor reserves and retains all right, title and interest (including without limitation patents, trade secrets and copyrights) in the Stentor Products, and all customizations, additions, modifications, changes, enhancements, improvements, and derivative works thereof made by Stentor, or by a third party on behalf of Stentor, and all rights therein and copies thereof.

      5.2   Ownership to Works Created Under the Development Plan.

            (a) Any Intellectual Property developed by Stentor and any derivative works of Stentor Products developed by Stentor or a third party contractor of Stentor pursuant to the Development Plan shall be owned by Stentor. Any Intellectual Property developed by IDX and any derivative works of IDX Products developed by IDX or a third party contractor of IDX pursuant to the Development Plan shall be owned by IDX. Any Intellectual Property jointly developed by IDX and Stentor (i.e., patents or trade secrets as to which employees or contractors of both parties are joint inventors or copyrightable subject matter as to which the parties or their employees or contractors are joint authors) pursuant to the Development Plan shall be jointly owned by IDX and Stentor and each of IDX and Stentor (or any successor to, or assignee of, or licensee of IDX or Stentor) shall be free to use such Intellectual Property without interference from the other party and without any obligation to make any payment or account for any profits, except as otherwise provided for in this Agreement. Such joint ownership shall apply only to the specific modules, elements or other subject matter that are the result of the joint development, and not to other modules, elements or other subject matter. Notwithstanding any previous assertions by the parties to the contrary, the provisions in this Amendment set forth the parties' understanding and intent with respect to the ownership of Intellectual Property.

            (b) Each party believes that it has not made and that it will not make any patent application for a patent constituting a Conflicting Patent that covers the core technology of the other party. "Conflicting Patent" means such a patent that is applied for before or within one year after the Amendment Effective Date for an invention made before the Amendment Effective Date resulting from joint development efforts under the Development Plan where the invention (i) is based on the technology of the other party and (ii) is directed toward and embodied in a PACS system (in the case of IDX as patent holder) or a product for automating the management of work flow in radiology practices and departments (in the case of Stentor as patent holder). If a party believes that an issued patent of the other party is a Conflicting Patent, then the parties shall discuss in good faith the facts and circumstances regarding such patent and whether such patent constitutes a Conflicting Patent and, if so, the possibility of a license of such patent. If the parties cannot reach agreement as to the appropriate treatment of such patent, then either party may submit the matter to a mutually agreeable third party for nonbinding mediation in accordance Section 10.19.

3. Section 5.3.1 shall be replaced in its entirety with the following:

      5.3.1 IDX hereby grants to Stentor a non-exclusive, non-transferable (except as provided in Sections 2.4 and 10.14) term license to market and sublicense, and in connection therewith to sell, offer for sale, copy, use, distribute, perform, display, modify, make derivative works of and Merge, the IDX Products, only as they may be Merged into the MIMS System, provided that (subject to Section 5.6) Stentor may do so only to Persons that are not Stentor License Exclusion Customers. Notwithstanding the limited scope of this license, Stentor may communicate with, and demonstrate, perform and display the MIMS System to, Stentor License Exclusion Customers to make them aware of the availability of the MIMS System from IDX and to provide information to Stentor License Exclusion Customers regarding the MIMS System. "Stentor License Exclusion Customers" shall mean those customers in the Territory or [**] that meet the definition of "Stentor License Exclusion Customers" in the Agreement and have been included in the parties' list of Stentor License Exclusion Customers as of the Amendment Effective Date (an initial version of which shall be provided by the parties no later than fifteen (15) business days after execution of this Amendment), as such list may be modified by the parties from time to time in accordance with the Agreement.

4. Section 5.4 and 5.5 shall be replaced in their entirety with the following:

      5.4 Stentor Products. Stentor hereby grants to IDX a non-exclusive, non-transferable (except as provided in Sections 2.4 and 10.14) term license to market and sublicense (including through one or more Distribution Partners acceptable to Stentor), and in connection therewith to sell, offer for sale, copy, use, distribute, perform, display, modify, make derivative works of and Merge, the Stentor Products, only as they may be Merged into the MIMS System.

      5.5 Territory. This Agreement, including the licenses granted hereunder, shall apply to the parties worldwide, provided that the Parties will be subject to certain restrictions in the Territory (as well as in [**] as set forth in Section 6.1. The "Territory" is redefined to mean [**].

5. The parties acknowledge and agree that nothing in the Agreement restricts the use of the MIMS System by either party (as Licensee Party) to, or changes the pricing for, any particular field of use (i.e., there is no restriction on use in, or difference in pricing for use in, medical specialties other than radiology), provided that the foregoing will not imply any obligation to provide (a) additional support as a result of use outside radiology, (b) any APIs to support use outside radiology, or (c) any products designed for use outside radiology (i.e., other than the Stentor Products and IDX Products included in the MIMS System).

6. Section 5.6 shall be replaced in its entirety with the following:

      5.6 Treatment of Stentor License Exclusion Customers. If a Stentor License Exclusion Customer (other than existing customers of Stentor as set forth in Attachment A, which Attachment A will be completed within fifteen (15) business days after execution of this Amendment) seeks to acquire the MIMS System from Stentor, Stentor will inform the customer that it should contact IDX:. If the customer nonetheless expresses an interest in acquiring the MIMS System from Stentor, Stentor will notify IDX and will refrain for a period of forty-five (45) days (after such notice) from sales activities targeted at the customer. Forty-five (45) days after Stentor has provided the above-referenced notice to IDX, Stentor may contact the customer and, if the customer remains interested in acquiring the MIMS System from Stentor, the customer shall be deemed not to be a Stentor License Exclusion Customer. Should the customer (other than the customers set forth in Attachment A) then purchase the MIMS System from Stentor, Stentor shall (unless the parties otherwise agreed) pay IDX [**] percent [**%] above the normal royalty for such MIMS System for the remainder of the Interim Term, and shall further pay IDX half of the commission that would normally be payable to Stentor's sales force for making such sale if the customer were not a Stentor License Exclusion Customer. This Section 5.6 shall apply to customers within the Territory and [**] but not elsewhere. Stentor acknowledges that it will provide IDX with appropriate current and future product information required for IDX to effectively represent the MIMS System to prospective customers, when Stentor provides such information generally to Stentor's own sales force, and promptly respond to IDX inquiries regarding the MIMS System, with the objective that IDX sales representatives should be no less informed about the MIMS System than their Stentor counterparts. IDX acknowledges that Stentor will provide the information and related training to IDX's sales trainers and that IDX is responsible for disseminating the information to IDX's sales representatives.

7. The following Section 5.7 will be added to the Agreement: 6

      Each party (as Licensee Party) acknowledges that the other party (as Licensor Party) will have control over its own APIs, including the right to negotiate licenses for the APIs with third parties. Notwithstanding the above, this Section 5.7 shall not be construed to prevent, or require additional payment for, any APIs licensed or otherwise provided by the Licensor Party to the Licensee Party from being used by the Licensee Party in connection with Providing a MIMS System under the Agreement, even if such use includes providing the APIs to a third party, provided that such third party has entered into the Licensor Party's form of license agreement with respect to such APIs (which form will not require third party-by-third party execution by the Licensor Party) and provided that a copy of each such license agreement is delivered to the Licensor Party. The parties acknowledge that the foregoing does not apply to industry standard interfaces such as DICOM Query Retrieve.

8. The parties agree that the IDX Drivers (including any updates and upgrades to IDX Drivers and any new IDX Drivers) will, effective as of the Amendment Effective Date, be included in the licenses granted and the services provided by IDX to Stentor (to the same extent as the other IDX Products) and that no separate license or maintenance fees will be payable with respect thereto.

9. The following sentences shall be added to Section 6.1.1 after the first sentence of Section 6.1.1 (i.e., the sentence beginning "Stentor shall not (i) Provide" and ending "Stentor Products in the Territory"):

      Stentor shall not authorize or license [**], or the successor of any of them, to Provide the MIMS System or the Stentor Products in [**]. Nothing in this Section 6.1.1 shall be construed to prohibit or disturb any relationship between Stentor and any third party (including a third party that may become a successor to [**]) to the extent such relationship was not and is not formed in breach of the Agreement (and, for purposes of this Section 6.1.1, "successor" of an entity means the business operation of such entity, but does not include the other business operations of such third party).

10. Section 6.2 is deleted in its entirety.

11. The obligations set forth in Sections 6.3 and 6.4 regarding the use of the other party's marks are no longer in effect. The rights set forth in Sections 6.3 and 6.4 regarding the use of the other party's marks will remain in effect only until December 31, 2004. After such time, the affected party shall not use any of the names, marks or branding of the other party in or with the affected party's products or in marketing, support or distribution activities (including press or public relations materials). Nothing in the foregoing shall be deemed to prohibit a party from making factual descriptions regarding the other party's products in general materials about such party and its products (provided that the materials are not designed for marketing, press or public relations purposes).

12. Section 7.1 shall be replaced in its entirety with the following:

      7.1 Compensation; Payment. IDX and Stentor shall be entitled to compensation for their respective licensing to the other of their respective rights and technology incorporated into the MIMS System as set forth in the amended Exhibit E attached to the Amendment. The compensation schedule set forth in the amended Exhibit E will become effective as of December 31, 2003 (and the "true ups" contemplated by such amended Exhibit E will constitute the final resolution of any royalties, reimbursements or other payments required for the period before December 31, 2003 and are due and payable as of December 31, 2003).

13. The parties acknowledge that, while their rights under this Agreement with respect to the other's products (i.e., the IDX Products and Stentor Products) are worldwide as of the Amendment Effective Date, the parties' support obligations as to countries outside the Territory will not be materially greater than such obligations as to countries in the Territory (e.g., IDX would not be obligated to fix a [**] bug, but would be obligated to address a technical error that could also occur in a country in the Territory) unless the other party agrees to pay for the additional support work (the cost of which additional work the parties will negotiate in good faith, and, if the parties are unable to agree on such cost, the party will carry out the work on a time and materials basis, at reasonable rates and on other terms and conditions which are, as a whole, no less favorable to the other party than those made available to comparable customers of the party doing the work for comparable work).

14. IDX and Stentor represent and warrant that their statements in Sections
    9.1.3 and 9.2.3, respectively, with respect to patents are true, to such party's knowledge, up to and as of the Amendment Effective Date, and the parties make no further representations and warranties as to noninfringement of patents.

15. Section 10.1 shall be replaced in its entirety with the following, which shall be deemed to be effective as of the Effective Date of the Original
    Agreement:

      10.1.1 Confidential Information. Each Party (as "Receiving Party") shall use the same care and measures to prevent the unauthorized disclosure and dissemination of the Confidential Information of the other Party (as "Disclosing Party") as the Receiving Party uses for its own confidential information or material of a similar nature. Such measures may include instructing and requiring recipients of Confidential Information to maintain the confidentiality of such Confidential Information and restricting disclosure of such Confidential Information to those representatives of the Receiving Party and its affiliates, its and their contractors, suppliers and licensees, and other authorized third parties who have a "need to know" consistent with the purposes for which such Confidential Information is disclosed, if and to the extent the Receiving Party uses such measures for its own confidential information or material of a similar nature. The Receiving Party further agrees not to remove or destroy any proprietary rights or confidentiality legends or markings placed upon any documentation or other materials by the Disclosing Party.

      "Confidential Information" means any technology, information and materials related to research, products, services, hardware or software, inventions, processes, designs, drawings, engineering or other technology that is supplied or licensed by either party after the Effective Date (as the Disclosing Party) to the other party (as the Receiving Party) and which is designated in writing as proprietary or confidential (or with a similar designation) or, if disclosed orally or by demonstration, is designated as confidential or proprietary at the time of disclosure and summarized in a writing so designated within thirty (30) days of the initial disclosure.

      10.1.2 Non-Confidential Information; Permitted Disclosures. Confidential Information shall not include, however, information or material which (i) is or becomes available to the relevant public other than as a result of a wrongful act or omission by the Receiving Party, (ii) was available to the Receiving Party (without a duty of confidentiality owed to the Disclosing Party with respect to such information or material) prior to its receipt from the Disclosing Party, (iii) becomes available to the Receiving Party from a Person not otherwise bound by a confidentiality agreement with the Disclosing Party with respect to such information or material, or (iv) was independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information. Further, notwithstanding
      Section 10.1.1, the Receiving Party may disclose the Disclosing Party's Confidential Information in the event that the Receiving Party is required (by the disclosure requirements of any rule, regulation, or form of any governmental authority or securities exchange or by interrogatories, requests for information or request for documents by any governmental authority or other party in legal proceedings, subpoenas, civil investigative demands, or other similar processes) to disclose such Confidential Information, provided that the Receiving Party so required shall provide the Disclosing Party with prompt written notice of any such requirement so that the Disclosing Party may object to production and seek a protective order or other appropriate remedy, and/or waive compliance with the provisions of this Agreement. If the Disclosing Party objects to production and seeks a protective order or other appropriate remedy, the Receiving Party shall exercise commercially reasonable efforts (at the sole expense of the Disclosing Party) to cooperate, including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information.

      10.1.3 Residuals. Notwithstanding anything in the Agreement to the contrary, either party may use or disclose residual information for any purpose, including without limitation use in development, manufacture, promotion, sale and maintenance of its products and services, provided that this right to residual information does not constitute and shall not imply a license under any patents or copyrights of the other party. "Residual information" means any information that is retained in the unaided memories of a party's personnel without ongoing use of the tangible embodiment of the other party's Confidential Information. An individual's memory is unaided if the individual has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.

16. The following sentences shall be added to the end of Section 10.3:

      Each party shall apply for and use commercially reasonable efforts to obtain by December 2004 the necessary regulatory and other approvals and clearances (e.g.,

      Food and Drug Administration 510(k) premarketing approvals or clearances or the equivalent) required for its activities hereunder (including the sale or license of the MIMS System) at each party's own sole expense and responsibility. Each party shall reasonably confer and cooperate with the other party to assist the other party in complying with any applicable export control regulations. Each party agrees that, if and for so long as it uses or operates under any regulatory or other approvals or clearances of the other (a) it will comply strictly with the other party's quality system requirements, including those for integration, installation, training and support, as required to maintain the MIMS System in compliance with such regulatory or other approvals or clearances, and (b) it will not Provide the MIMS Systems unless it is in compliance with the regulatory or other approvals or clearances.

17. Section 10.6 (but not Section 10.6.1 through 10.6.4) shall be replaced in its entirety with the following:

      Each party (an "Indemnifying Party") will defend the other party, its officers, employees, and agents (each an "Indemnified Party") against, and pay any damages (including costs and attorneys' fees) awarded against an Indemnified Party by a court of competent jurisdiction (or pay any settlement of such claim agreed to by the Indemnifying Party) ("Losses") resulting from, any claim, suit, or demand by any third party ("Third Party Claim") (i) for injuries to or deaths of persons or loss of or damage to property arising out of the Indemnifying Party's products or services as provided to the Indemnified Party, unless the Indemnified Parties shall have acted outside the scope of their rights under this Agreement or the injuries, death, loss or damage results from an act or omission of the Indemnified Party; (ii) for injuries to or deaths of persons or loss of or damage to property arising out of the willful misconduct of the Indemnifying Party, its employees, officers, or agents in connection with the Indemnifying Party's performance of this Agreement, except to the extent caused by the negligence of any Indemnified Party; and (iii) that the Indemnifying Party's products, or any component thereof, as provided to the Indemnified Party infringes any patents, copyrights, trademarks, trade secrets or other proprietary rights of the third party.

18. Section 10.6.2 shall be replaced in its entirety with the following:

      An Indemnified Party shall notify the Indemnifying Party promptly of any claim for which the Indemnifying Party is responsible and shall cooperate with the Indemnifying Party in every commercially reasonable way to facilitate the defense of any such claim, provided that the Indemnified Party's failure to notify the Indemnifying Party shall not diminish the Indemnifying Party's obligations under this Section except to the extent that the Indemnifying Party is materially prejudiced as a result of such failure. The Indemnified Party shall authorize and allow Indemnifying Party to have sole control of the defense and settlement of the claim, provided that that the Indemnifying Party shall not, without the consent of the Indemnified Party, enter into any settlement or agree to any disposition that imposes an obligation on the Indemnified Party that is not wholly discharged or dischargeable by the Indemnifying Party, or imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of Indemnifying Party. An Indemnified Party shall at all times have the option to participate in any matter or litigation through counsel of its own selection and at its expense.

19. The addresses for the parties in Section 10.9 shall be replaced with the following:

      Stentor, Inc.
      5000 Marina Boulevard
      Brisbane, CA 94005-1811
      Attention: Oran Muduroglu
      Facsimile: 650-228-5566

      With a copy to the Corporate Counsel of Stentor.

      IDX Systems Corporation 40 IDX Drive
      P.O. Box 1070
      Burlington, VT 05402-1070
      Attention: President
      Facsimile: 802-865-3681
      With a copy to the General Counsel of IDX.

20.   The following sentences shall be added to the end of Section 10.10:

      Without limitation of the generality of the foregoing, the parties acknowledge that the requirements of this Section 10.10 apply to statements concerning the relationship between IDX and Stentor--for example "end-of-life" plans for the MIMS System, limitations on further development of the MIMS System, and limitations on support for the MIMS System. The parties will work together to agree on how such matters will be described and will instruct appropriate marketing and sales personnel to be consistent with such mutually agreed to descriptions in their marketing and sales activities.

21.   Section 10.14 shall be replaced in its entirety with the following:

      10.14 Assignment. This Agreement shall be binding upon the parties and their respective successors and permitted assigns and their Affiliates Controlled by them, respectively. Neither party may assign this Agreement without the prior written consent of the other party, except that either party hereto may assign this Agreement to any Person that acquires all or substantially all of the assets of (i) in the case of IDX, IDX's Radiology Information Systems Division, and IDX shall be relieved of any obligation or liability hereunder, or (ii) in the case of Stentor, Stentor's PACS business, and Stentor shall be relieved of any obligation or liability hereunder. If (i) IDX shall sell or transfer any of its assets, other than the assets of IDX's Radiology Information Systems Division, to a Person that is not an Affiliate of IDX, or if (ii) Stentor shall sell or transfer any of its assets, other than the assets of the PACS business, to a Person that is not an Affiliate of Stentor, then such Person shall not have any obligations or liabilities under this

      Agreement and the assets transferred shall not be encumbered by or subject to this Agreement in any way.

22.   The following sentence shall be added to the end of Section 10.19:

      Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced until the matter has been submitted for mediation as described below. Either party may commence such mediation by providing to the other party a written request for mediation, setting forth the subject of the dispute, claim or controversy and the relief requested. The parties will cooperate with one another in selecting a mediator and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Notwithstanding the foregoing, either party may seek equitable relief, whether or not prior to commencement of the mediation (e.g., to preserve the status quo pending the completion of the mediation process or to prevent irreparable harm). Except for such an action to obtain equitable relief, neither party may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or forty-five (45) days after the filing of the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the parties so desire. The provisions of this Section 10.19 may be enforced by any court of competent jurisdiction, and the party prevailing in the enforcement action shall be entitled to an award of fees, costs and expenses, including attorney's fees, as the court ordering the enforcement may determine to be equitable.

23. Continuation of Provisions. Except as expressly set forth herein, all other terms and conditions of the Original Agreement shall remain in full force and effect. In the event of any inconsistency or conflict between this Amendment and the Original Agreement, the terms, conditions and provisions of this Amendment shall supersede the Original Agreement and shall govern and control. Except as expressly defined or otherwise modified herein, all capitalized terms in this Amendment have the same meanings as set forth in the Original Agreement. If a defined term is defined both in this Amendment and in the Original Agreement, then the term shall have the meaning set forth in this Amendment.

24. Authorization. Each party represents and warrants that it possesses the right and capacity to enter into this Amendment. Each party represents and warrants to the other party that this Amendment has been duly authorized, executed and delivered by it and constitutes its valid and legally binding agreement with respect to the subject matter contained herein.

25. Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the parties and supersedes all prior and contemporaneous proposals and understandings, oral and written, relating to the subject matter contained therein.

IN WITNESS THEREOF, the parties have executed this Amendment by their duly authorized representatives.

STENTOR, INC.                                    IDX SYSTEMS CORPORATION
[Signature of Authorized Agent]                  [Signature of Authorized Agent]

    Exhibit E to the Amendment to the Distribution and Development Agreement

I.    SCOPE.

      A.    Payment Structure

Payments between the parties will consist of four components: (1) Initiation Royalties paid upon execution of a new customer agreement, (2) Sustaining Royalties paid over the life of a customer agreement, (3) a fee for dormant archives and (4) one-time true-up payments for outstanding liabilities.

      B.    Transition to New Payment Structure

Contracts signed after June 30, 2003 will be covered solely by the provisions described in this Exhibit and not by the payment provisions of the un-amended Agreement. Contracts signed prior to July 1, 2003 will be treated as follows:

         1. All royalties recorded and paid prior to July 1, 2003 will be retained.

         2. Royalties paid since July 1, 2003 shall be reversed as described in
            Section V.C.1 below

         3. Contracts signed prior to July 1, 2003 will not be subject to an Initiation Royalty or any Sustaining Royalty for Managed Study Volume incurred prior to July 1, 2003

         4. Contracts signed prior to July 1, 2003 will be subject to Sustaining Royalties beginning July 1, 2003. Their studies will be included in Managed Study Volume for purposes of determining the Sustaining Tier Rate.

II.   CALCULATING INITIATION ROYALTIES.

The party entering into a contract subject to these terms (the "Contracting Party") will pay to the other party an "Initiation Royalty" at the end of each calendar quarter. Such Initiation Royalty will be based on [**] and [**] for the MIMS System) that the Contracting Party enters into during the year. The Initiation Royalty will be calculated by multiplying the "Average Annual Studies" times the "Initiation Tier Rate."

       Initiation Royalty = [**] x [**]

      A.    Definition of Average Annual Studies

Average Annual Studies is the sum of [**] for all MIMS System contracts for Diagnostic and/or Archive products signed during a quarter.

Contracts shall include both (1) new contracts and (2) additional volume/duration contracts for an existing customer. For each contract included in the calculation, its contribution shall be the higher of [**] summed for all years of the contract term (not to exceed 7 years), divided by the years of the contract term (not to exceed 7 years). Such projection will be based on the Contracting Party's good faith estimate at the time of execution of the agreement. Each Party shall estimate in advance the Average Annual Studies it expects to sign during the ensuing year ("Estimated Average Annual Studies"). That estimate shall be the basis for determining the Initiation Tier Rate as defined below.

      Average Annual Studies =Total of (Number of estimated studies under a given contract or up to seven years) / number of years in contract (for up to seven years))

      Example for 3 contracts signed in Q1'2004 (studies in thousands):

                  Avg.    Yr1   Yr2    Yr3     Yr4          Yr5
Contract #1       [**]    [**]  [**]   [**]    [**]         [**]
Contract #2       [**]    [**]  [**]   [**]    [**]         [**]
Contract #3       [**]    [**]  [**]   [**]
                  ---
                  [**]

      Average Annual Studies = 692

      B.    Definition of Initiation Tier Rate

For Diagnostic and/or Archive Contracts:

The Initiation Tier Rate is the rate charged [**] to compute the Initiation Royalty each quarter. The rate for Diagnostic and/or Archive contracts will be based on Estimated Average Annual Studies as follows:

Average Annual Studies (thousands)      IDX                        Stentor
---------------------------------       -----                      -------
           0-1,000                      $[**]                       $[**]
         1,000-1,999                    $[**]                       $[**]
         2,000-2,999                    $[**]                       $[**]
         3,000-3,999                    $[**]                       $[**]
            4,000+                      $[**]                       $[**]

Assuming that IDX and Stentor each projected an Estimated Average Annual Study of [**], then using the example above, IDX would pay Stentor an Initiation Royalty of [**] x $[**] = $[**]. If Stentor had signed the same number of Average Annual Studies, it would pay IDX an Initiation Royalty of [**] x $[**] = $[**].

If a portion of Average Annual Studies were for contracts that are either "Diagnostic-only Studies" or "Stored-only Studies", the Initiation Royalty for that portion would be the applicable Initiation Tier Rate times [**]%.

      C.    Adjustment to actual signed Average Annual Studies

At the end of each calendar year the parties shall compare "Actual Average Annual Studies" to Estimated Average Annual Studies. If Actual Average Annual Studies places the party in a different Initiation Tier Rate than it used during the year to pay Initiation Royalties, the party

                                SECOND AMENDMENT
                    TO DISTRIBUTION AND DEVELOPMENT AGREEMENT

      This Second Amendment (the "Second Amendment") of the Distribution and Development Agreement (the "Original Agreement") between STENTOR, INC., a Delaware corporation ("Stentor") and IDX SYSTEMS CORPORATION, a Vermont corporation ("IDX") is made effective as of November 16, 2004 (the "Second Amendment Effective Date").

                                    RECITALS

      A. Stentor and IDX entered into the Original Agreement on November 15,
2000.

      B. The parties amended the Original Agreement effective January 1, 2004 (the "First Amendment").

      C. The parties wish to further amend the Original Agreement as amended.

      NOW, THEREFORE, in consideration of the mutual covenants and other terms and conditions set forth below, the parties agree as follows:

                                SECOND AMENDMENT

1. Section 2.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

      2.1 Term. This Agreement shall be in effect for an initial term beginning on the Effective Date and ending November 15, 2015 (the "Initial Term") and shall automatically renew for additional successive two (2) year terms unless earlier terminated by either of IDX or Stentor by giving written notice of such party's election not to renew this Agreement not later than one (1) year prior to the expiration of the Initial Term or six (6) months prior to the expiration of any then current successive term.

2. As of the Second Amendment Effective Date, Section 2.3 of the Original Agreement shall be of no force and effect and shall be deleted in its entirety.

3. Section 4.1.3 of the Original Agreement, as amended by the First Amendment, is hereby deleted in its entirety and replaced with the following:

      4.1.3 Support Commitments.

          4.1.3.1 IDX shall use Stentor's client-side ActiveX API for Stentor Products and IDX Products developed for release subsequent to November 15, 2005. IDX acknowledges that Stentor's obligation to provide support for Stentor Products released prior to November 15, 2005 (i.e, the 3.x versions), as specified in
                  Section 8.1 of the Agreement, shall thereafter be limited to commercially reasonable efforts to provide bug fixes (i.e., correction of errors and nonconformity with Stentor's published documentation). Stentor acknowledges and agrees that it will maintain backwards compatibility of

                                       1.

                  existing APIs as it pertains to support of 3.x versions from the Amendment Effective Date until November 15, 2005, except for reasonable changes required for maintenance or support purposes (e.g., to resolve unintended API conflicts).

          4.1.3.2 Each party shall use commercially reasonable efforts to develop and, not later than the dates specified in Exhibit 4.1.3.2, include in a commercially-ready new version or versions of the MIMS System to be delivered by Stentor, the enhancements and other features described in Exhibit 4.1.3.2 attached hereto. For the avoidance of doubt, the term "commercially-ready" means that the new version shall have successfully exited alpha and beta testing and be suitable in quality for general release to customers.

          4.1.3.3 The parties shall work to close any missing material functionality in current server-side APIs of the MIMS System that have not yet been replicated to client-side APIs or MSMQ methods by November 15, 2005. To facilitate this process, IDX shall provide an interim material gap analysis of IDX version
                  10.4 relative to Stentor release 3.5 based on IDX's then-current knowledge no later than December 31, 2004 and March 31, 2005, with a complete and final material gap analysis delivered to Stentor by June 30, 2005.

          4.1.3.4 Stentor shall provide reasonable resources to accomplish the work required by this Section 4.1.3 of the Original Agreement, as amended by this Second Amendment, and shall keep IDX informed on a current basis of Stentor's resource planning and actual work progress. Stentor's current plans call for the dedication of three FTEs (full-time equivalents) to the work. The parties shall meet on a quarterly basis to discuss staffing and resource allocation with respect to these obligations. Furthermore, (1) Stentor shall ensure that its variable bonus programs at both the executive and engineering level carry a reasonable level of financial incentives with respect to these obligations (of approximately 20% of the variable bonus amount), (2) the Stentor CEO shall provide to the IDX CEO a monthly status report regarding the progress of the work described in this Section 4.1.3, and (3) the Stentor CEO shall engage a mutually acceptable strategic relationship consultant (a) the fees for whom the parties will equally share, and (b) with whom the parties agree to meet at least three times during 2005.

4. As of November 15, 2005, Sections 5.3.1 and 5.3.2 of the Original Agreement, as amended by the First Amendment, shall be of no force and effect, and shall be deleted in their entirety and replaced with the following:

      5.3.1 IDX hereby grants to Stentor a non-exclusive, non-transferable (except as provided in Sections 2.4 and 10.14) term license to market and sublicense, and in connection therewith to sell, offer for sale, copy, use, distribute, perform, display, modify, make derivative works of and Merge, the IDX Products, in whole or in part, only as they may be Merged into the MIMS System.


                                       2.

      5.3.2. IDX also hereby grants to Stentor a non-exclusive, non-transferable (except as provided in Sections 2.4 and 10.14) term license to sublicense one or more Distribution Partners to market and sublicense, and in connection therewith to sell, offer for sale, copy, use, distribute, perform, and display, the IDX Products, in whole or in part, only as they may be Merged into the MIMS System, to any Person.

5. As of November 15, 2005, Section 5.5 of the Original Agreement, as amended by the First Amendment, shall be of no force and effect, and shall be deleted in its entirety and replaced with the following:

      5.5 Territory. This Agreement, including the licenses granted hereunder, shall apply to the parties worldwide. The "Territory" shall mean the [**]. Notwithstanding anything to the contrary in the Original Agreement, as amended by the First Amendment, the following process shall be added to the provisions of Section 5.6 of the Original Agreement, as amended by the First Amendment, in order to give full effect to that Section. Stentor's Chief Executive Officer shall implement a process (which shall include a written policy, for all sales personnel, that will be distributed within twenty days of the execution and delivery of this Second Amendment and will include a warning that a violation of this policy may result in termination of employment) by which Stentor personnel will make him aware, within 5 working days of learning that a Stentor Exclusion Customer is considering or has expressed an interest in, acquiring the MIMS System from Stentor. Upon learning of such interest, Stentor's Chief Executive Officer shall promptly telephone or otherwise contact IDX's Chief Executive Officer to discuss how best to address any concerns the customer may have with the products or services such customer is receiving from IDX. Stentor's sole activity with respect to such customer during the 45-day period referenced in Section 5.6 shall be working with IDX to address and resolve such concerns, and Stentor's sole contact with such customer during such 45-day period shall be at IDX's specific request, except that Stentor may return the calls and emails of the customer solely in order to direct the customer to IDX. Through November 15, 2005, Stentor shall take all commercially reasonable steps to respond to IDX's requests for Stentor to assist IDX in strengthening IDX's relationships with any Stentor Exclusion Customer, and Stentor shall refrain from any activity that would disturb or otherwise adversely affect IDX's relationships with such Stentor Exclusion Customer. As of November 15, 2005, Section 5.6 of the Original Agreement, as amended by the First Amendment, shall be of no force and effect and shall be deleted in its entirety, and the preceding sentences in this Section 6 shall be of no further force and effect and shall be deleted in their entirety.

6. As of May 31, 2005, Section 6.1.1 of the Original Agreement, as amended by the First Amendment, shall be of no force and effect and shall be deleted in its entirety.

7. Sections 6.1.2 and 6.1.3 of the Original Agreement are hereby deleted in their entirety.

8. Section 7.1 of the Original Agreement, as amended by the First Amendment, is hereby deleted in its entirety and replaced with the following:

      7.1 Compensation Payment. IDX and Stentor shall be entitled to compensation for their respective licensing to the other of their respective rights and technology incorporated into the MIMS System as set forth in Exhibit E as amended by this Second


                                       3.

      Amendment. The amendments to Exhibit E as set forth in this Second Amendment shall become effective on January 1, 2005.

9. As of November 15, 2004, Section 8.4 of the Original Agreement shall be of no force and effect and shall be deleted in its entirety.

10. Section 16 of the First Amendment is hereby amended by changing in the first sentence thereof, "December 2004" to "December 2005" and by inserting, at the end of the said first sentence, the phrase, "with regard to the version 4.x and higher".

      In addition, the parties will work in good faith to address the parties' respective regulatory compliance obligations in light of the new API structure in version 4.x (and later) of the Stentor product. The parties shall apply their mutual best efforts for 45 days following the execution and delivery of this Second Amendment to reach agreement on the question of whether the most effective way to ensure legal compliance by IDX in distributing version 4.x (and later), while at the same time achieving an efficient operational solution for both IDX and Stentor, would be either (a) for IDX to obtain its own clearance for the sale of version 4.x and higher or (b) to sell under a new clearance, to be obtained by Stentor, for the elements of version 4.x and higher to be provided to IDX by Stentor.

      If, after such 45 days, the parties have not reached agreement by executing and delivering a further addendum to the Original Agreement to evidence such agreement, the parties shall submit the dispute to a neutral third party attorney selected by counsel for each of the parties, who shall have significant applicable regulatory experience (the "Arbitrator"). Within 30 days thereafter the Arbitrator shall decide upon and produce a written plan for regulatory compliance by IDX and Stentor in distributing version 4.x and higher, with a view towards creating the most efficient operational processes for both IDX and Stentor, and the parties shall thereafter be bound to follow such plan at their own expense.

      The parties shall each be responsible for their own costs in this process and shall each be responsible to pay one-half of the costs of the Arbitrator. The parties shall each make available to each other and to the Arbitrator their respective experts, including attorneys, managers, technicians and consultants to assist them in their work under this process.

11. Section 20 of the First Amendment is hereby amended by deleting all but the last sentence thereof. The following sentences are hereby added to the end of
Section 10.10 of the Original Agreement as amended by the First Amendment:

       In recognition that it is important to avoid confusion among customers and prospects, and to afford the parties opportunity to prepare for announcements, the parties shall, when practicable and feasible, provide advance notice and opportunity for comment to each other prior to all public announcements concerning the subject matter of this Agreement and the subject of IDX's or Stentor's strategy affecting sale of the MIMS System. In making any such announcements, the parties shall endeavor, consistent with their business interests and legal requirements, to be attentive to the business concerns of the other.


                                       4.

12. As of November 15, 2005, the following defined terms shall be deleted from
Schedule 1 of the Original Agreement: "Pre-Existing Stentor Customer" and "Stentor License Exclusion Customer."

13. Exhibit E of the Original Agreement, as amended by the First Amendment, is hereby amended as follows: Beginning January 1, 2005, and for each calendar year thereafter during the Initial Term, each Initiation Tier Rate used to calculate the per-quarter Initiation Royalty payable by a party, and each Sustaining Tier Rate used to calculate the per-quarter Sustaining Royalty payable by such party each quarter, as set forth in Exhibit E, shall be reduced by [**] per cent [**]% once such party has paid the other party total compensation with respect to Exhibit E that equals the amounts set forth in the table below for the applicable calendar year:

CALENDAR YEAR   2005        2006         2007          2008         2009-2014
                                                                    (AND FOR
                                                                    ANY RENEWAL
                                                                    TERM
                                                                    CALENDAR
                                                                    YEARS)
Total IDX       $[**]       $[**]        $[**]         $[**]        $[**]
payments to
Stentor that
trigger [**]%
per-study
royalty
reduction
Total Stentor   $[**]       $[**]        $[**]         $[**]        $[**]
payments to
IDX that
trigger [**]%
per-study
royalty
reduction

For the avoidance of doubt, such reductions shall not be cumulative. For example, if Stentor has paid IDX a total of $[**] of Exhibit E-based compensation in calendar 2005 by June 30, 2005, the Initiation Tier Rate for Average Annual Studies in the [**] unit tier would drop from $[**] to $[**] for the purposes of calculating the Initiation Royalty for the remaining portion of 2005. Beginning on January 1, 2006, this Initiation Tier Rate would be reset at $[**] unless and until Stentor had paid IDX total compensation of $[**] under Exhibit E in calendar 2006, at which point the rate would be reduced to $[**] for the remainder of 2006, and so on for each subsequent calendar year. With respect to calculation of the Sustaining Royalty as set forth in Exhibit E, the Managed Study Volume shall be deemed to be the highest Managed Study Volume achieved by a party in any quarter prior to such calculation.

14. Except as expressly set forth herein, all other terms and conditions of the Original Agreement, as amended by the First Amendment, shall remain in full force and effect. In the event of any inconsistency or conflict between this Second Amendment and the Original Agreement as amended by the First Amendment, the terms and conditions of this Second Amendment shall govern and control. Except as expressly defined or modified herein, all capitalized terms in this Second Amendment shall have the same meanings as set forth in the Original Agreement as amended by the First Amendment. If a defined term is defined both in this Second Amendment and in the Original Agreement as amended by the First Amendment, then the term shall have the meaning set forth in this Second Amendment.


                                       5.

15. Each party represents and warrants that it possesses the right and capacity to enter into this Second Amendment. Each party represents and warrants that this Second Amendment has been duly authorized, executed and delivered by it and constitutes its valid and legally binding agreement with respect to the subject matter contained herein.

16. The Original Agreement, as amended by the First Amendment and this Second Amendment, constitutes the complete and exclusive statement of the agreement between the parties and supersedes all prior and contemporaneous proposals and understandings, oral and written, relating to the subject matter contained therein.

17. Notwithstanding anything to the contrary, nothing contained in this Second Amendment shall have any effect upon any undertaking, commitment, or agreement made by Stentor to any IDX customer, and by this Agreement, IDX does not undertake to perform any such obligation of Stentor.

18. The exchange of signed, faxed copies (including counterparts) of this Second Amendment is sufficient for this Second Amendment to be effective.

      IN WITNESS WHEREOF, the parties' duly authorized representatives have executed this Second Amendment.

STENTOR, INC.                            IDX SYSTEMS CORPORATION
Title:
[Signature of Authorized Agent]          [Signature of Authorized Agent]



                                       6.

                                 EXHIBIT 4.1.3.2

                               SUPPORT OBLIGATIONS

The following obligations will be performed by Stentor, unless otherwise provided in this Exhibit 4.1.3.2.

-------------------------------------------------------------------------------

                    DELIVERY [**]-TARGETED FOR STENTOR [**]

-------------------------------------------------------------------------------

1. iExport [**]:

   1.1 iExport will [**] Stentor shall [**]. Stentor shall [**]. Stentor will [**]. In any event, the companies shall [**].

   1.2 iExport shall [**]. iExport will [**].

   1.3 iExport queue shall [**].

-------------------------------------------------------------------------------

2. [**], will be made available to IDX [**] to make it available to IDX.

-------------------------------------------------------------------------------

3. [**]:

   3.1. [**] that indicates [**] in the [**].

   3.2. [**] an event that is [**]. The event will include:

       3.2.1. [**]

       3.2.2. [**]

       3.2.3. [**]

       3.2.4. [**]

       3.2.5. [**]

   3.3. [**]

       3.3.1. [**]

       3.3.2. [**]

       3.3.3. [**]

   3.4. [**].

   3.5. [**] the system.

   3.6. [**] that is [**].

-------------------------------------------------------------------------------

4. [**]:

   4.1. [**].

-------------------------------------------------------------------------------

5. [**] in the First Amendment.

-------------------------------------------------------------------------------

                                       7.

-------------------------------------------------------------------------------

                    DELIVERY [**]- TARGETED FOR STENTOR [**]
-------------------------------------------------------------------------------
6.   Stentor will [**].
-------------------------------------------------------------------------------
7.   Support for [**].
     7.1. Support for [**].
-------------------------------------------------------------------------------
8.   [**] will be [**] within which [**] will be [**].
-------------------------------------------------------------------------------
9.   Stentor will [**]. Stentor also [**]. Stentor [**].
-------------------------------------------------------------------------------
10.  [**].
     10.1. Provide [**].
     10.2. Provide [**].
-------------------------------------------------------------------------------
     10.3. IDX and Stentor [**].
     10.4. [**], Stentor will [**]:
           10.4.1. [**] information.
           10.4.2. [**] information.
           10.4.3. [**] information.
           10.4.4. [**] information.
     10.5. [**] information [**].
     10.6. [**], IDX will [**].
-------------------------------------------------------------------------------